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of the Securities Exchange Act of 1934 (Amendment No. )
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COLUMBIA BANKING SYSTEM, INC.
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Columbia Banking System, Inc. 1301 “A” Street Tacoma, Washington 98402-4200
April 6, 2023
To our Shareholders:
With the transformational merger of Columbia Banking System, Inc. and Umpqua Holdings Corporation that was completed on February 28, 2023, your company is embarking on an exciting new chapter. By combining Columbia Bank and Umpqua Bank, two premier banks in the Northwest, we created a top-30 U.S. bank with immediate scale in our eight-state footprint that spans some of the most dynamic commercial markets and vibrant local communities in the western U.S.
Immediately following the completion of our merger, we were able to meet our original scheduled core system conversion date in March. This allowed all branches of the combined company to operate under the Umpqua Bank banner and focus on leveraging the combined bank’s scale advantages. In addition to providing expanded capabilities and enhanced products and services for consumers and business of all sizes, the combined bank retains Columbia Bank’s and Umpqua Bank’s long-standing commitment to community. This year will mark the launch of the bank’s $8.1 billion five-year community benefits agreement supporting affordable homeownership access, small business formation and growth, and philanthropic and community development initiatives across our footprint.
We are pleased to invite you to join us online on Thursday, May 18, 2023 at 1:00 p.m. (Pacific Time), for the annual meeting of shareholders of Columbia Banking System, Inc. The annual meeting will be conducted exclusively via live webcast. We believe this format enables engagement with our shareholders regardless of size, resources or physical location. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COLB2023. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 1:00 p.m. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m., and you should allow ample time for the check-in procedures. If you experience any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page starting at 12:45 p.m. on the date of the meeting.
At the meeting, in addition to voting on the matters set forth in the proxy statement, you will have the opportunity to hear management discuss the newly combined company and to ask questions pertinent to the meeting. You will find additional information concerning our company and its operations, including its audited financial statements, in the Annual Report for the year ended December 31, 2022, which is available on our website at www.columbiabankingsystem.com in the “Quarterly Results” section.
We hope that you can join us online on May 18. Whether or not you plan to attend the virtual meeting, please take the time to vote online, by telephone or by completing and mailing the proxy card (if you received one) as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting online if you attend the virtual meeting, but it will ensure that your vote is counted if you are unable to attend.

Cort L. O’Haver	Clint E. Stein
Executive Chair, Board of Directors	President & Chief Executive Officer

COLUMBIA BANKING SYSTEM, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2023
TIME
1:00 p.m. Pacific time on Thursday, May 18, 2023

VIRTUAL MEETING
www.virtualshareholdermeeting.com/COLB2023

HOW TO PARTICIPATE
Visit www.virtualshareholdermeeting.com/COLB2023
and enter the control number found on
your notice, proxy card or instruction form.

ITEMS OF BUSINESS
The purposes of the meeting are as follows:

	Board Recommendation	Page Reference

(1) To elect the 14 nominees for director named in the accompanying proxy statement to serve on the Board of Directors until the 2024 Annual Meeting of Shareholders or until their successors have been elected and have qualified.	FOR	5
(2) To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	50
(3) To approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	FOR	51
(4) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR	57
(5) To transact such other business as may properly come before the meeting or any adjournment thereof.	FOR
RECORD DATE You are entitled to vote at the annual meeting and at any adjournments or postponements of the meeting if you were a shareholder at the close of business on March 21, 2023.
VOTING
By Internet To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholder meeting.com/ COLB2023

By Toll Free Number 1-800-690-6903

By Mail Follow the instructions on your proxy card

VOTING BY PROXY
Please vote online or by telephone or submit your proxy card (if you received one) as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the proxy statement and on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy materials, on the enclosed proxy card.

Dated: April 6, 2023
By Order of the Board of Directors,

Kumi Yamamoto Baruffi
General Counsel & Corporate Secretary
Tacoma, Washington

i

Columbia Banking System, Inc. 1301 “A” Street Tacoma, Washington 98402-4200
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the 2023 Shareholder Meeting:
This proxy statement, the Notice of Internet Availability of Proxy Materials (the “Notice”) and our annual report to shareholders for the year ended December 31, 2022 (the “2022 Annual Report”) are available at www.columbiabankingsystem.com.*
The Columbia Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In this proxy statement, the terms the “Company,” “Columbia,” “we,” “us” or “our” refer to Columbia Banking System, Inc. The term “the Bank,” as used in reference to the period of time preceding March 1, 2023, refers to Columbia State Bank (“Columbia Bank”), our wholly owned subsidiary that was merged into Umpqua Bank on March 1, 2023; and as used in reference to the period of time commencing on March 1, 2023, refers to Umpqua Bank.
INFORMATION ABOUT THE ANNUAL MEETING
The meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COLB2023 at 1:00 p.m. Pacific time on Tuesday, May 18, 2023.
The Board set March 21, 2023 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock at the close of business on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote for each matter to be voted on at the meeting. There were 208,436,922 shares of Columbia common stock outstanding on the Record Date.
Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the 2022 Annual Report) to each shareholder. As a result, unless you previously elected to receive paper copies or request them this year, you will not receive paper copies of these proxy materials. We are sending to our shareholders (other than those that previously elected to receive paper copies) a copy of the Notice, which will instruct you as to how you may access and review the proxy materials online. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or online. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.
The Notice was mailed, and the accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being made available, to shareholders on April 6, 2023.
For additional information regarding the matters to be voted on at the Annual Meeting including, among others, who is entitled to vote at the Annual Meeting, how to vote, and the minimum vote required for each proposal, please see the section of this proxy statement entitled “Questions and Answers About Voting and the Meeting” beginning at page 59.
*References in this proxy statement to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this proxy statement.
1	2023 Proxy Statement

ABOUT THE COLUMBIA AND UMPQUA COMBINATION
In October, 2021, we entered into an agreement and plan of merger (the “Merger Agreement”) to combine with Umpqua Holdings Corporation (“Umpqua”) and to merge Columbia Bank with Umpqua Bank (the “Umpqua Merger”). Additional detail regarding this transformational transaction can be found in the joint proxy statement/prospectus that we filed with the SEC in December 2021. The combination received overwhelming support from the shareholders of both companies, and we spent 2022 preparing for the combined company’s launch.
The Umpqua Merger was completed on February 28, 2023, and our legacy boards of directors and executive management teams combined on March 1, 2023. Our combined company is one of the largest banks headquartered in the West and upon completion of the Umpqua Merger, the Bank had more than $50 billion in assets with approximately $37 billion in loans and $44 billion in deposits. The combined bank has offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah and Washington. Umpqua Bank’s corporate headquarters remain in Lake Oswego, Oregon, and Columbia Banking System, Inc. remains headquartered in Tacoma, Washington.
INFORMATION ABOUT THE BOARD AND NOMINEES
Board Composition Following the Umpqua Merger
In connection with the Umpqua Merger and pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended (the “Bylaw Amendment”) to provide for the post-merger composition of the Board. The Bylaw Amendment provides that for a period of three years following the closing of the Umpqua Merger:
•
The Board will be comprised of 14 directors, seven of which will be legacy Umpqua directors, including Cort L. O’Haver, Umpqua’s former President and Chief Executive Officer, and seven of which will be legacy Columbia directors, including Clint E. Stein, Columbia’s current President and Chief Executive Officer.

•
If a legacy Umpqua director or a successor to a legacy Umpqua director leaves the Board, no less than a majority of the remaining legacy Umpqua directors (or their successors) must approve the successor to such departing director. Similarly, if a legacy Columbia director or a successor to a legacy Columbia director leaves the Board, no less than a majority of the remaining legacy Columbia directors (or their successors) must approve the successor to such departing director.

•
The approval of at least 75% of the entire Board must be obtained in order to remove either Mr. Stein or Mr. O’Haver from the Board or from the board of directors of the Bank, or to decline reappointing Mr. O’Haver to his position as Executive Chair of the Board or of the board of directors of the Bank.

•
If the Board Chair is not an independent director, the Board, by a majority vote, will designate a lead independent director from among the independent directors who are legacy Columbia directors or successors to legacy Columbia directors, unless there are no such Columbia directors who are willing to serve in such position, in which case the lead independent director may be designated from among any of the independent directors.

Executive Chair Role
Prior to the Umpqua Merger, the Company’s practice was for an independent director to serve as Board Chair. From May 2018 through February 28, 2023, Craig D. Eerkes served as the Columbia Board Chair. On March 1, 2023, pursuant to a letter agreement executed in connection with the merger, Mr. O’ Haver became the Executive Chair of the Board and will continue in that capacity for three years following the merger. The Board believes Mr. O’Haver’s role as Executive Chair is in the best interests of the shareholders and serves the Company well during this period of integration and transformation.
Lead Independent Director
The combined Company’s Corporate Governance Policy provides for a Lead Independent Director. On March 1, 2023, Mr. Eerkes was appointed as the Lead Independent Director, who, among other things, presides at all meetings of the Board at which the Executive Chair is not present; calls executive sessions of the independent directors; advises on meeting schedules and agendas and the information to be provided to directors in conjunction with Board meetings; serves as the principal liaison between the independent directors, the chief executive officer (CEO) and the Executive Chair; serves as an advisor to the Board committees and their chairs; leads the Board in the annual evaluation of the CEO’s performance; and performs such other duties as requested by the Board.
Size of the Board
Following the 2022 annual meeting of shareholders, the Board consisted of the following twelve directors: Craig D. Eerkes, Laura Alvarez Schrag, Ford Elsaesser, Mark A. Finkelstein, Eric S. Forrest, Michelle M. Lantow, Randal L. Lund, Tracy Mack-Askew, S. Mae Fujita Numata, Elizabeth W. Seaton, Clint E. Stein, and Janine T. Terrano.
2023 Proxy Statement	2

Our Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 17. As described above, the Bylaw Amendment provides that for three years following the Umpqua Merger, the Board shall be comprised of seven legacy Umpqua directors and seven legacy Columbia directors.
As a result of the Bylaw Amendment and the changes in composition of the Board, effective March 1, 2023, Mr. Elsaesser retired from the Columbia Board, and the following Columbia directors resigned from the Board: Laura Alvarez Schrag, Michelle M. Lantow, Tracy Mack-Askew, and Janine Terrano; and the following legacy Umpqua directors were appointed to the Board: Peggy Y. Fowler, Luis F. Machuca, Cort L. O’Haver, Maria M. Pope, John F. Schultz, Hilliard C. Terry, III, and Anddria Varnado.
Our Board believes its current size and structure provide significant advantages as we integrate the two legacy organizations following the Umpqua Merger. The Board has accordingly fixed the number of directors to be elected at the Annual Meeting at 14 and has nominated the persons listed on the following pages, each of whom has consented to serve as a director if elected, for election as directors to serve until the 2024 Annual Meeting or until their successors are qualified and elected.
Director Retirement Age
Our Bylaws provide that any person who has or will attain the age of 75 prior to a meeting of shareholders may not stand for election at such meeting.
Nominee Independence
As discussed below under “Board Leadership and Independence,” the Board has determined that all of the nominees for election to the Board, other than Executive Chair O’ Haver and President/CEO Stein, are independent.
Replacement Nominees
If a nominee refuses or is unable to stand for election, the Board will designate a replacement nominee in accordance with the terms of the Bylaw Amendment. If the Board designates a substitute, shares represented by a proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.
3	2023 Proxy Statement

Director Diversity
The Board believes that diversity with respect to experience, gender, race, age and other characteristics is important to bring varying perspectives and breadth of experience to its membership. The following charts illustrate the age, gender, race and tenure of the 14 nominees standing for election at the annual meeting (with tenure determined by service on either the Columbia Board or the Umpqua board of directors, prior to the Umpqua Merger).

AGE

30s - 1
50s - 5
60s - 6
70s - 2
Average age is 60

GENDER

5 female
9 male
0
2
4
6
8
10

RACE

White 10
Racially Diverse 4
2 African American
1 Asian American
1 Hispanic
10
4

TENURE

0-5 years: 2
5-10 years: 8
>10 years: 4
8.4 years average tenure

2023 Proxy Statement	4

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information regarding each of the nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation during the past five years and public company directorships, and the year first elected or appointed a director of Columbia or Umpqua, as applicable. All of the nominees are presently directors of Columbia and Umqua Bank. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information below a parent, subsidiary or affiliate of Columbia.
Cort L. O’Haver	Executive Chair
Director since: 2017 Age: 60 Other public company directorships: None
Mr. O'Haver is Executive Chair of Columbia Banking System, Inc. He was previously President and Chief Executive Officer of Umpqua Holdings Corporation and Chief Executive Officer of Umpqua Bank, positions he held since January 2017. Mr. O'Haver served as Commercial Bank President of Umpqua Bank from April 2014 to April 2016 when he became President of Umpqua Bank. From October 2006 until he joined Umpqua Bank, Mr. O’Haver was employed by Mechanics Bank as Executive Vice President and Director of Corporate Banking

Qualifications: Mr. O’Haver has over 30 years of commercial banking experience, with extensive leadership, management and business operations experience at Umpqua Bank, Mechanics Bank and U.S. Bank.

Craig D. Eerkes	Lead Independent Director
Director since: 2014 Age: 70 Other public company directorships: None
Mr. Eerkes serves as the President and Chief Executive Officer of Sun Pacific Energy, Inc., a Tri-Cities based retail and wholesale petroleum company, a position he has held since 1981. His experience includes founding and serving as a director and chairman of American National Bank, N.A., Kennewick, Washington, serving as a member of the board of directors of First Hawaiian Bank, and serving as a member of the board of directors of WMI Insurance Company. Mr. Eerkes served as the Chair of the Columbia Board from 2018 until the Umpqua Merger, at which time he was appointed Lead Independent Director.

Qualifications: Mr. Eerkes has an extensive financial background and broad experience in highly regulated industries, including his current position as President and Chief Executive Officer of Sun Pacific Energy, Inc. His expertise in community banking and risk management brings strong operational depth to the Board.

Mark A. Finkelstein
Director since: 2014 Age: 64 Other public company directorships: None
Mr. Finkelstein is a director of Christensen, Inc., a solutions provider for the fuel, lubricants and propane industries. He is also a member of the Audit and Compliance Committee of the Board of Trustees for Seattle Children’s Healthcare System and a member of the Board of Directors of the Northwest Chapter of the National Association of Corporate Directors (NACD). Previously, he served as Chief Legal and Administrative Officer and Secretary of Blucora, Inc. from September 2014 through June of 2017. Prior to joining Blucora, he served as EVP-Corporate Development, General Counsel, and Corporate Secretary of Emeritus Corporation and a strategy advisor for private investment management firms in the United States and Europe.

Qualifications: Mr. Finkelstein has extensive legal background and experience with financial institutions and public companies generally as well as expertise with respect to corporate governance, mergers & acquisitions and other types of corporate transactions. He is also an NACD Board Leadership Fellow.

5	2023 Proxy Statement

Eric S. Forrest
Director since: 2017 Age: 55 Other public company directorships: None
Mr. Forrest is co-President of Eugene-based beverage distributor, Bigfoot Beverages, overseeing the company’s Pepsi franchises throughout Oregon and managing its day-to-day operations, warehousing and fleet. Mr. Forrest served as a director of Pacific Continental Corporation (Nasdaq: PCBK) prior to its acquisition by Columbia in November 2017. He currently chairs the Oregon Beverage Recycling Board, which he also co-founded, and serves as the President of the Oregon Beer and Wine Distributors Association and on the board of directors of the Ford Family Foundation.

Qualifications: Mr. Forrest has strong ties within the Bank’s Eugene, Oregon market, as well as deep management and operational experience. He brings an entrepreneur’s and business owner’s perspective to the Board

Peggy Y. Fowler
Director since: 2009 Age: 71 Other public company directorships: Hawaiian Electric Industries (NYSE: HE)
Ms. Fowler served as CEO and President of Portland General Electric Company (“PGE”) (NYSE: POR) from 2004-2008. She continued to serve on the PGE Board from 2009 - 2012, and previously served as Board Chair from 2001-2004. She is currently a director of Hawaiian Electric Industries (NYSE: HE), a position she has held since 2011. Ms. Fowler served as the Chair of Umpqua’s Board and its Executive Committee and Nominating and Governance Committee until the merger with Columbia, at which time she was appointed as the Chair of the combined company’s Nominating and Governance Committee.

Qualifications: Ms. Fowler has a depth of public company and strategic leadership experience, expertise serving on audit and finance committees, and banking industry experience as a former director of the Portland branch of the Federal Reserve Bank of San Francisco.

Randal L. Lund
Director since: 2017 Age: 65 Other public company directorships: None
Mr. Lund served as a partner for 37 years with the accounting firm KPMG and is a retired member of the American Institute of Certified Public Accountants. He is also an NACD Board Leadership Fellow. He is a past member, Advisory Board, Portland Chapter of the National Association of Corporate Directors (NACD) as well as a past member of the Program Committee for the Portland Chapter of Financial Executives International. He is a past board member of Software Association of Oregon, the Oregon Society of Certified Public Accountants, and Metropolitan Family Services. Mr. Lund has served as the Chair of Columbia’s Audit Committee since 2019.

Qualifications: Mr. Lund has extensive accounting and operational experience with public companies, as well as deep expertise in the auditing and governance of public companies. He is one of the Board’s designated audit committee financial experts.

2023 Proxy Statement	6

Luis M. Machuca
Director since: 2010 Age: 65 Other public company directorships: UpHealth Inc. (NYSE: UPH)
Mr. Machuca served as President and Chief Executive Officer of Enli Health Intelligence Corporation, a healthcare applications company that activates collaborative care, from January 2002 until its sale on December 31, 2020. Mr. Machuca serves on the Board of Directors of UpHealth, Inc (NYSE: UPH), a position he has held since December 2022. He also serves on the Board of Directors of Cambia Health Systems, a nonprofit health care company based in Portland, Oregon. He served as the Chair of Umpqua’s Compensation Committee until the merger with Columbia, at which time he was appointed the Chair of the combined company’s Compensation Committee.

Qualifications: Mr. Machuca brings strong business operations and leadership experience to the Board, together with extensive civic and community ties.

S. Mae Fujita Numata
Director since: 2012 Age: 66 Other public company directorships: None
Ms. Numata is the founder of Numata Consulting PLLC., a consulting business through which she has provided interim executive leadership services to privately owned companies in Washington, Oregon and Montana. Ms. Numata is a former partner with a national consulting firm, a former Chief Financial Officer in the media industry for 11 years, and a former banker for 24 years. She is a board member and Finance Committee Chair of GeoEngineers, Inc., and the Lead Director of Uwajimaya, Inc. Ms. Numata was also the Board Chair of the Girl Scouts of Western Washington until her tenure expired in February 2021.

Qualifications: Ms. Numata’s extensive accounting and banking background provide the Board and Audit Committee with valuable expertise, and she is one of the Board’s designated audit committee financial experts.

Maria M. Pope
Director since: 2014 Age: 58 Other public company directorships: Portland General Electric Company (NYSE: PGE)
Ms. Pope is President, CEO and a member of the Board of Directors of PGE. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. From March 2013 to January 2018, Ms. Pope served as Senior Vice President, Power Supply, Operations, and Resource Strategy for PGE. Her current board services includes the Oregon Business Counsel and the Federal Reserve Bank of San Francisco, Portland branch.

Qualifications: Ms. Pope’s extensive leadership and business management experience, as well as chief financial officer roles of three publicly traded companies, provide the Board and Audit Committee with valuable expertise. She is one of the Board’s designated audit committee financial experts.

7	2023 Proxy Statement

John F. Schultz
Director since: 2015 Age: 58 Other public company directorships: No
Mr. Schultz serves as Executive Vice President and Chief Operating Officer of Hewlett Packard Enterprise (NYSE: HPE), a position he has held since 2020. Prior to that, he served as HPE's Executive Vice President, Chief Legal and Administrative Officer and Secretary from December 2017 to July 2020, and served as HPE's Executive Vice President, General Counsel and Secretary from November 2015 to December 2017. He serves on the board of the Law Foundation of Silicon Valley and is Chair of the National Legal Aid & Defender Association’s Corporate Advisory Council.

Qualifications: In his work at HPE, Mr. Schultz has led risk management functions, including ethics, litigation management and cybersecurity, and has deep corporate governance expertise including as corporate secretary.

Elizabeth W. Seaton
Director since: 2014 Age: 61 Other public company directorships: None
Ms. Seaton is the President and CEO of Saltchuk Aviation, an air cargo and aviation services company headquartered in Seattle. She served as Senior Vice President of Operations for Saltchuk Resources Inc., a family of diversified transportation and fuel distribution companies, headquartered in Seattle from 2014 to 2018. She spent over 20 years with Weyerhaeuser in strategic planning, capital investments and business leadership positions. She is currently a member of the Planned Parenthood Federation of America Board of Directors, serving on the Finance, Audit and Strategy Program Committees.

Qualifications: Ms. Seaton has broad experience in business leadership, change management, strategic development, mergers and acquisitions and enterprise risk management.

Clint E. Stein
Director since: 2020 Age: 51 Other public company directorships: None
Mr. Stein is the President and Chief Executive Officer of Columbia and Chief Executive Officer of Umpqua Bank. He was President and Chief Executive Officer of Columbia Bank from January 2020 until its merger with Umpqua Bank. He joined Columbia in December 2005 as Senior Vice President, Chief Accounting Officer and Controller and was appointed Executive Vice President and Chief Financial Officer in 2012. He continued to serve as Chief Financial Officer until May 2018, following his appointment in 2017 as Chief Operating Officer, a position he held until being appointed President and Chief Executive Officer.

Mr. Stein is a Certified Public Accountant. He currently serves on the Executive Council For A Greater Tacoma and the boards for the Washington Bankers Association and Pacific Coast Banking School.

2023 Proxy Statement	8

Hilliard C. Terry, III
Director since: 2010 Age: 53 Other public company directorships: Upstart, Inc. (Nasdaq: UPST) Asbury Automotive Group, Inc. (NYSE: ABG)
Mr. Terry, III, most recently served as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited (NYSE: TGH), from 2012 to 2018. Before joining Textainer, he was Vice President and Treasurer of Agilent Technologies, Inc. (NYSE: A). He serves as a director of Upstart, Inc. (Nasdaq: UPST), a cloud-based artificial intelligence lending platform, a position he has held since February 2019, and of Asbury Automotive Group, Inc. (NYSE: ABG), the 6th largest franchised automotive retailer in the United States, a position he has held since February 2022.

Qualifications: Mr. Terry, III has senior leadership and business management experience with small and large-cap companies as well as broad-based accounting, treasury, and cash management expertise from his CFO roles . He is one of the Board’s designated audit committee financial experts.

Anddria Varnado
Director since: 2018 Age: 37 Other public company directorships: Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB)
Ms. Varnado is the GM and Head of the Consumer Business at Kohler Company, a global leader in home products, hospitality destinations and systems, a position she has held since 2020. Immediately prior to Kohler, she served as Vice President, Strategy & Business Development, at Macy's, Inc. (NYSE: M) from 2019 to 2020. Prior to Macy's, from 2016 to 2019, she was Vice President and Head of Strategy and Business Development at Williams-Sonoma, Inc. (NYSE: WMS). She serves as a director of Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), an operator, franchisor, and developer of casual dining restaurants in North America, a position she had held since March 2021.

Qualifications: Ms. Varnado has senior leadership and strong business management experience as well as industry experience in the Financial Institutions Group within a Corporate & Investment Banking division.

The Board unanimously recommends a vote “FOR” each of the nominees for director.
9	2023 Proxy Statement

CORPORATE GOVERNANCE
Governance Practices and Framework
The Board is committed to sound business practices, transparency in financial reporting and high standards of corporate governance. We operate within a comprehensive plan of corporate governance with the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. Our current best practices include:
Independent Oversight	✔	12 of 14 directors are independent
	✔	Lead Independent Director
	✔	Independent committees
	✔	Separation of Executive Chair and CEO
Engaged Board/ Shareholder Rights	✔	Annual election of all directors
	✔	Majority vote standard (with plurality carve-out for contested elections)
	✔	Limitation on other paid board service
	✔	Shareholder right to call special meetings
	✔	Annual Say-on-Pay voting
	✔	Annual Board and committee self-evaluations
Other Governance Practices	✔	Board diversity of experience, gender, race, age and tenure
	✔	Mandatory retirement age of 75
	✔	Annual review of CEO succession plan by the independent directors with the CEO
	✔	Annual review of senior management long-term and emergency succession plans
	✔	Executive and director stock ownership requirements
	✔	Board oversight of ESG through Nominating and Governance Committee
The Nominating and Governance Committee of the Board has the authority and responsibility to monitor and review the appropriateness of the Company’s principles and practices of corporate governance in light of emerging standards and best practices and the needs of the Company and its shareholders, and make such recommendations to the full Board as the Committee considers appropriate.
Board Leadership and Director Independence
The Board is committed to maintaining an independent board, and an overwhelming majority (including both legacy Columbia and legacy Umpqua directors) has been comprised of outside directors for many years. It has further been the practice of Columbia to separate the duties of Board Chair and Chief Executive Officer. With the Umpqua Merger, Umpqua’s former President and Chief Executive Officer, Cort L. O’Haver, was appointed to the newly created position of Executive Chair, and Columbia’s Board Chair, Craig D. Eerkes, was appointed to the newly created position of Lead Independent Director. In keeping with good governance practices, the Board believes in the importance of an independent director to provide leadership and objectivity separate from the Executive Chair and Chief Executive Officer.
The Board annually reviews director independence under applicable law, the listing standards of Nasdaq and our Corporate Governance Policy. In addition, in order to identify potential conflicts of interest and to monitor and preserve independence, directors should consult the Chair of the Nominating and Governance Committee and the Chair of the Board before accepting membership on other boards or other significant commitments involving affiliation with other businesses or governmental entities. The Corporate Governance Policy prohibits directors from serving on more than three boards for which they receive compensation as a director, in addition to Columbia’s Board.
The Board has affirmatively determined that all directors other than Executive Chair O’ Haver and CEO Stein are independent. In determining the independence of directors, the Board considered responses to Director & Officer questionnaires that indicated no transactions between the Company or its affiliates and directors other than banking transactions with Umpqua Bank or, prior to the Umpqua Merger, Columbia Bank. The Board also considered the lack of any reported conflicts of interest and transactions with the Company, which directors are required to report pursuant to the Corporate Governance Policy.
2023 Proxy Statement	10

Director Qualifications
The Board believes each of the Company’s directors should bring a rich mix of qualities and skills to the Board. All of our directors bring to the Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience.
The Nominating and Governance Committee is responsible for the oversight and nomination process for director nominees. The committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The committee has not adopted, nor does it anticipate adopting, specific minimum qualifications for committee-recommended nominees, nor has the committee adopted a formal policy relating to Board diversity, although the committee and the Board value and seek to include members with diversity in professional experience and skills relevant to the Company, gender, race, and age. The committee instead evaluates each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Columbia, diversity and special skills. The Nominating and Governance Committee also evaluates whether the nominee’s skills are complementary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise. The Nominating and Governance Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation of whether these are the right individuals to serve on Columbia’s Board to help Columbia successfully meet its strategic plans. Because directors are elected for one-year terms, the Nominating and Governance Committee has an annual opportunity to assess these factors and, if appropriate, determine not to re-nominate any director.
The Nominating and Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under the section “Questions and Answers About Voting and The Meeting—When are proposals and director nominations for the 2024 Annual Meeting due?” The committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria.
The biographical information set forth above, under the caption “Election of Directors,” summarizes the experience, qualifications, attributes and skills that Columbia believes qualifies each director to serve on the Board. The Nominating and Governance Committee and the Board believe each respective director’s professional and business acumen and board experience, and the total mix of all directors’ experience and skills, are beneficial to the Company and the Board.
Environmental, Social and Governance Matters
The Board is committed to overseeing the Company’s corporate responsibility strategy, and the Nominating and Governance Committee is chartered with providing oversight of the Company’s Environmental, Social and Corporate Governance (ESG) matters. As a result of the Umpqua Merger, it is anticipated that legacy Umpqua’s detailed corporate responsibility reporting will be carried forward by the combined company in a separate ESG report that will include alignment with the Global Reporting Initiative (GRI) and the “Commercial Banks” standard from the Sustainability Accounting Standards Board (SASB).
From their inception, both Columbia and Umpqua have been committed to building long-term value for customers, communities, associates and shareholders, and the combined company remains committed to sharing its actions related to sustainability and social goals. This commitment is embedded in Columbia’s Do Right Together culture, which was rolled out concurrently to both Columbia and Umpqua leaders and associates in connection with the Umpqua Merger.
Announced in mid-2022, Columbia’s culture and significant ongoing commitment to all of its stakeholders is demonstrated through an $8.1 billion commitment over five years to enhance affordable homeownership access, small business formation and growth, and philanthropic and community development initiatives in communities across our footprint. This commitment is the culmination of collaboration between Columbia, Umpqua, the National Community Reinvestment Coalition (NCRC) and ongoing engagement with community partners and stakeholders.
Further commitment to community is evidenced through the achievement of an “Outstanding” Community Reinvestment Act rating in Columbia Bank’s and “Satisfactory” in Umpqua Bank’s most recent FDIC examinations. This reflects the combined company’s dedication and responsiveness to meeting the credit needs of its communities by lending, investing in and serving a broad range of clients, including low- and moderate-income neighborhoods.
Additional information about ESG activities and community endeavors can be found in the “About Us-Our Impact” section at www.umpquabank.com, the “ESG” section at www.columbiabankingsystem.com or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.
Diversity, Equity & Inclusion:
As of December 31, 2022, the Company employed 2,093 full and part-time associates. None of these associates are represented by a collective bargaining agreement. During fiscal year 2022, we hired 665 associates. Our voluntary rolling annualized turnover rate was 32.0% in 2022, which compares to 28.8% in 2021. Retaining and attracting strong talent in a challenging labor market continue to be a focus across the banking industry.
11	2023 Proxy Statement

We strive to be a bank for everyone and take pride in our role as a community leader. The Company’s culture starts with providing a great place to work that includes the celebration of differences, and representing the diversity of our communities, experiences, cultures and perspectives at all levels. We are committed to creating a banking experience where the relationships we build and the solutions we offer support and attract the diversity of our communities.
•
For all management levels, diversity, equity and inclusion training is required in support of our culture. We seek to create environments that encourage our people and clients to be themselves while developing a deeper sense of belonging.

•
Our diversity, equity and inclusion efforts enjoy a comprehensive support system led by the Company’s executive team and supported by the Director of Diversity, Equity and Inclusion, our Social Impact Team and our Diversity Council.

•
With a goal of bringing people together based on common backgrounds and experiences, the combined company offers Associate Resource Groups including the Pride Resource Group; Women’s Resource Group; Black, Indigenous, and People of Color (BIPOC) Resource Group; Military Resource Group; and People with Disabilities Resource Group. All associates are welcome to participate as members or as allies.

•
Our current Board has strong diversity with 36% women and 29% people of color, with women chairing three, or 60%, of the Board committees or subsidiary boards. Our executive leadership team is comprised of 25% women and 17% people of color.

•
Further information about Diversity & Inclusion commitments, can be found in the “About Us-Our Impact-Diversity, Equity and Inclusion” section at www.umpquabank.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.

Code of Ethics and Corporate Governance Documents
All associates of Columbia and its subsidiaries are responsible for reading and understanding Columbia’s Code of Conduct and Business Ethics (COCBE) that is summarized in our Business Ethics and Conduct Statement. Annually, each associate is expected to read the COCBE and to certify that the associate is in compliance and is not aware of any non-compliance with the Code. Among other things, the COCBE addresses confidentiality of information, the prohibition of, among other things, harassment, discrimination or bribery, and provides processes for the confidential reporting of general and ethical concerns internally and using our third-party service EthicsPoint.
In addition, Columbia has adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions.
Our Code of Ethics for Senior Financial Officers and our Business Ethics and Conduct Statement as well as the following documents, are located in the “Overview-Governance Documents” section at www.columbiabankingsystem.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200:
•	Bylaws
•	Corporate Governance Policy
•	Corporate Disclosure Policy
•	Insider Trading Policy
•	Whistleblower Program and Protections (EthicsPoint)
•	Charters of the Board’s Audit, Compensation, Nominating and Governance, and Enterprise Risk Management committees
Compensation Committee Interlocks and Insider Participation
In 2022, the Compensation Committee consisted of Ms. Lantow (Chair), Ms. Alvarez Schrag, Mr. Eerkes, Ms. Numata and Ms. Seaton. During 2022, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see the section entitled “Certain Relationships and Related Transactions.”
2023 Proxy Statement	12

Shareholder Engagement
We value the views of our shareholders and welcome feedback from them regarding a variety of topics, including corporate strategy, risk management, corporate governance and executive compensation. We engage with shareholders throughout the year, including by attending investor conferences, roadshows and tours hosted by research firms and others. In addition, management, which includes the Investor Relations department, routinely reaches out to certain shareholders and prospective shareholders to discuss particular topics of interest. By regularly engaging with our shareholders, we provide perspective on our business practices and policies. Seeking input from these shareholders helps ensure we are addressing their questions and concerns. Feedback received during the shareholder engagement process is shared with senior executives and the Board and is considered in making decisions. For example, in response to investor requests, we added new pages to our investor presentation providing details about how our increased scale from our combination with Umpqua could enhance revenue opportunities.
In the 2022 fiscal year, management connected with representatives from approximately 150 separate investment firms at various in-person conferences and similar events. In addition, management responded to phone calls and other communications on various topics of interest to shareholders, including merger progress and integration planning activities, balance sheet trends, asset-liability management and net interest margin trends, expense management, credit quality conditions, among others. Columbia’s top 25 shareholders represent approximately 82% of our outstanding common shares according to available records, and management connected with 64% of this group in fiscal 2022, representing approximately 51% of our outstanding shares. Columbia shares are largely held by passively managed index funds, which represent a high percentage of our shares’ ownership. While we welcome outreach from all our shareholders, our experience is that active fund managers are more open to engaging with management.
Following our 2022 annual meeting, management responded to questions from certain shareholders regarding executive compensation. These conversations covered our executive compensation practices in light of the results of the 2022 shareholder advisory vote on executive compensation, which received lower approval than in prior years, and the 2022 ISS advisory vote recommendation against our 2021 executive compensation. During conversations with investors, management discussed how the Company’s 2021 annual short-term incentive awards were paid out in full due to the Company’s record achievement with respect to the selected financial metrics (Core Pre-tax, Pre-Provision Return on Average Assets; Core Pre-tax, Pre-Provision Return on Average Tangible Common Equity; Ratio of Operating Noninterest Expense to Average Assets; and Ratio of Nonperforming Assets to period end Total Loans & Other Real Estate Owned) and that there was no TSR-based payout for the Company’s 2019 Performance Share awards, which measured Company performance over the period from January 1, 2019 through December 31, 2021. Management also addressed the impact of the Company’s two merger announcements in 2021 on TSR performance and provided insight on how performance targets were set. These discussions also covered the Company's total compensation philosophy, which aims to set total executive compensation in line with the median compensation provided by our industry peers and other companies of similar size and complexity. Through these conversations, some of our shareholders expressed that they gained a better understanding of the Company’s executive compensation practices. We incorporated this feedback into our 2023 compensation discussions following the closing of the Umpqua Merger.
In the 2023 fiscal year through March 17, 2023, management has engaged with approximately 60 separate investment firms and is continuing to reach out to investors to discuss the shareholder advisory vote on executive compensation.
The Board and management are committed to ongoing engagement with our shareholders and intend to continue these outreach efforts.
13	2023 Proxy Statement

Communicating with the Board
Shareholders and other interested parties may communicate with the Board by writing to the Executive Chair c/o Columbia’s Corporate Secretary, Columbia Banking System, Inc., 1301 “A” Street, Tacoma, Washington, 98402-4200. The Corporate Secretary will relay appropriate questions or messages to the Executive Chair. Only items related to the duties and responsibilities of the Board will be forwarded.
Anyone interested in raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee may do so anonymously and confidentially by contacting EthicsPoint:
By Internet	By Telephone

Visit 24/7	1-866-EthicsP
www.ethicspoint.com	(1-866-384-4277)
2023 Proxy Statement	14

BOARD STRUCTURE AND COMPENSATION
2022 Board Meetings
The Board met nine times during 2022. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Columbia directors are expected to attend the annual shareholder meeting. Last year, all of our directors who were then serving on the Board attended the virtual annual shareholder meeting. During 2022, the independent directors held five meetings without management present.
Board Committees
The Board’s primary standing committees are the Audit; Compensation; Nominating and Governance; and Enterprise Risk Management committees. The Board has determined that all of the members of such committees qualify as “independent” under applicable laws, the listing standards of Nasdaq and our Corporate Governance Policy. The current members of the Board, the primary standing committees on which they serve and the key functions of each committee are identified below.
AUDIT COMMITTEE
CURRENT MEMBERS:
R. Lund (Chair)*
E. Forrest
S. Numata*
M. Pope*
J. Schultz
E. Seaton
H. Terry, III*

MEETINGS IN 2022: 11

*The Board has determined that these members are “audit committee financial experts” within the meaning of the SEC’s regulations and are “financially sophisticated” within the meaning of Nasdaq rules

The Audit Committee is responsible for the oversight of the quality and integrity of Columbia’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

	•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;
	•	review and approve the engagement of the independent auditors to perform audit and non-audit services and related fees;
	•	review the integrity of the financial reporting process;
	•	review the financial reports and disclosures submitted to appropriate regulatory authorities;
	•	maintain procedures for the receipt, retention and treatment of complaints regarding financial matters; and
	•	review and approve related party transactions.
The Audit Committee operates under a formal written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.
COMPENSATION COMMITTEE
Previously, the Personnel and Compensation Committee
CURRENT MEMBERS:
L. Machuca (Chair) M. Finkelstein P. Fowler M. Pope J. Schultz E. Seaton A. Varnado MEETINGS IN 2022: 7
The Compensation Committee is charged with the responsibility of reviewing the performance of our Chief Executive Officer and other key executives and evaluating the elements of their compensation and long-term equity based incentives. In discharging its duties, the committee also:

	•	administers the Company’s incentive compensation plans;
	•	appoints and oversees the independent compensation consultant, and annually reviews the consultant’s independence; and
	•	periodically reviews management development activities and succession plans.
The Compensation Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.
15	2023 Proxy Statement

NOMINATING AND GOVERNANCE COMMITTEE
Previously, the Corporate Governance and Nominating Committee
CURRENT MEMBERS:
P. Fowler (Chair) E. Forrest M. Finkelstein L. Machuca J. Schultz H. Terry, III A. Varnado MEETINGS IN 2022: 4
The Nominating and Governance Committee oversees the Company’s corporate governance principles and practices. It is also responsible for evaluating overall Board composition, assessing the skills, backgrounds and experience that are represented on the Board, and making recommendations for Board nominees accordingly. The committee also:

	•	manages the Board and committee self-evaluation process; and
	•	provides oversight of ESG matters.
The Nominating and Governance Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.
ENTERPRISE RISK MANAGEMENT COMMITTEE
CURRENT MEMBERS:
E. Seaton (Chair) M. Finkelstein R. Lund L. Machuca S. Numata M. Pope H. Terry, III MEETINGS IN 2022: 4
The Enterprise Risk Management Committee is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The ERM Committee is responsible for reporting risk issues and events to the Board and providing the Board with necessary oversight and advice to set risk tolerances. The Company’s Chief Risk Officer assists the committee in its work.

The Enterprise Risk Management Committee operates under a written charter, a copy of which is available in the “Overview—Governance Documents” section of our website at www.columbiabankingsystem.com.
Board Risk Oversight
The Board has ultimate authority and responsibility for overseeing risk management at Columbia. We have a Risk Appetite Framework that is reviewed by the Enterprise Risk Management Committee (ERMC) of the Board at least annually. The ERMC regularly receives reports from management on credit quality and concentrations, liquidity, interest rate risk, capital adequacy, regulatory compliance, fraud, business continuity planning and disaster recovery, third party governance and information security and cybersecurity. The risk reports are available to the full Board.
BOARD OF DIRECTORS

Audit	Enterprise Risk Management	Compensation

The Audit Committee oversees financial, accounting and internal control risk management. To support independence, the head of the Company’s internal audit function reports directly to the Audit Committee.

The ERMC is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The ERMC approves the Company’s overarching risk objectives. The Chief Risk Officer reports directly to the ERMC and the Chief Executive Officer.

The Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Compensation Committee has been responsible for reviewing the compensation policies and practices for all employees, not just executive management.

The executive officers regularly report on the risk they are responsible for managing directly to the appropriate Board committees. The Board and its committees also discuss risk management with other Company officers, such as the Chief Compliance Officer or Information Security Officer, as the Board may deem appropriate.
2023 Proxy Statement	16

With respect to cybersecurity risk oversight - information security, corporate risk and internal audit support executive officers, as well as the Board and its Audit Committee and the ERMC, with regular evaluations and reporting on Columbia’s cybersecurity risk management posture. This includes evaluation of policies, procedures and control activities to manage, prevent, detect and respond to cybersecurity incidents and/or exercises (initiated by Columbia). Lessons learned and/or recommendations made are actioned, and executive officers provide oversight to improve cyber-defenses. Columbia is continually enhancing its cybersecurity capabilities, including through multi-factor authentication, ongoing testing and annual training for all employees.
Director Compensation
The Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”) sets forth certain shareholder-approved terms for the compensation of non-employee directors. Directors receive compensation in the form of cash and equity awards in the form of restricted stock. We do not pay directors who are also employees of Columbia or its subsidiaries additional compensation for their service as directors. The 2018 Plan authorizes a shareholder-approved annual increase, beginning with the 2019-2020 Annual Period (as defined in the 2018 Plan), in such compensation of 5% per year unless the Board determines in its discretion to defer and cumulate such increase (or portion).
The compensation paid to non-employees directors remained unchanged since 2019 through the closing of the Umpqua Merger on February 28, 2023. With the completion of the Umpqua Merger, the Board approved increasing such compensation, as authorized by the 2018 Plan, by the amounts deferred and cumulated (the “Deferred Adjustment”), taking into account peer practices and the larger size of the Company. The Board also approved amending the 2018 Plan so that the power to administer the Plan is vested in the Compensation Committee.
Prior to the Deferred Adjustment, non-employee director compensation for the 2022-2023 Board service year consisted of a $47,000 annual cash retainer and a $70,000 annual equity grant of restricted stock awards, plus cash retainers for service on the Board’s standing committees and for serving as Chair of any such committees as set forth below. With the Deferred Adjustment, non-employee director compensation for the balance of the 2022-2023 Board service year is as set forth below.
2022-2023 Non-Employee Director Compensation
2022-2023 Annual Cash Compensation
	Unchanged since 2019	As Adjusted March 1, 2023
Annual Board Retainer	$47,000	$54,000
Board Chair / Lead Independent Director Annual Retainer	$45,000	$52,000
Committee Chair Annual Retainer	$15,000 – Audit Committee	$17,300 – Audit Committee
	$12,000 – Compensation Committee	$13,900 – Compensation Committee
	$ 9,000 – All other standing committees	$10,400 – All other standing committees; Financial Pacific Leasing Inc. and Columbia Trust Company board service
Committee Member Annual Retainer	$ 8,000 – Audit Committee	$ 9,200 – Audit Committee
	$ 6,000 – Compensation Committee	$ 6,900 – Compensation Committee
	$ 4,000 – All other standing committees	$ 4,600 – All other standing committees; Financial Pacific Leasing Inc. and Columbia Trust Company board service
	2022-2023 Annual Equity Compensation
	Unchanged since 2019	As Adjusted March 1, 2023
Annual Equity Retainer	$70,000	$81,000
Cash Compensation. For service through the closing of the Umpqua Merger on February 28, 2023, non-employee directors’ annual cash compensation for the 2022-2023 Board service year was prorated through February 28, 2023. For service from March 1, 2023, non-employee directors’ annual cash compensation is similarly prorated from March 1, 2023 through May 25, 2023, the expiration of the 2022-2023 Annual Period under the 2018 Plan.
Equity Compensation. For service through the closing of the Umpqua Merger on February 28, 2023, non-employee directors’ annual equity grant of $70,000 for the 2022-2023 Board service year was prorated through February 28, 2023. Such equity grants are payable in restricted stock awards pursuant to the 2018 Plan, the material terms of which are discussed under the section “Executive Compensation—Equity Compensation.” The prorated restricted stock awards granted to the non-employee directors automatically vested upon the closing of the Umpqua Merger, which was a “change in control” as defined in the 2018 Plan. For service from March 1, 2023, non-employee directors’ annual equity grant is similarly prorated from March 1, 2023 through May 25, 2023, the expiration of the 2022-2023 Annual Period under the 2018 Plan.
17	2023 Proxy Statement

The restricted stock awards vest at the end of the Board service year. Resignation from the Board will result in a forfeiture of all unvested restricted stock awards at the time of such resignation unless otherwise determined by the Compensation Committee. However, restricted stock awards will automatically vest upon the occurrence of any of the following events: (a) death of the director; (b) disability of the director, as defined in the 2018 Plan; or (c) a “change in control” as defined in the 2018 Plan.
Other
Long Term Care Program. In 2001, we implemented a long-term care program for directors serving at that time, which provides benefits in the event those individuals become chronically ill. The coverage is for a period of three years up to a lifetime, depending on the age of the director, and the amount of the benefit is based on the director’s years of service with Columbia after the inception of the long-term care program. We paid a one-time premium for the long-term care policies. Expenses are allocated to the directors participating in the program on an annual basis. All directors covered by this plan are fully vested. The long-term care program was available to all directors when the plan was implemented, including executive officers that were also directors. We have purchased Bank Owned Life Insurance policies to fund this program. The Board has no plans to extend the program to any officers or directors who were not directors in 2001.
Deferred Compensation Plan. We maintain a deferred compensation plan known as the 401 Plus Plan (the “Deferred Compensation Plan”) for certain directors and a select group of senior management and key employees. The Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the Deferred Compensation Plan. Non-employee directors may elect to have any portion, up to 100%, of his or her director’s fees deferred.
Stock Ownership Guidelines and Restrictions on Hedging/Trading
The Company’s Stock Ownership Guidelines require non-employee directors to hold shares equal in value to five times the annual Board cash retainer. As of year-end 2022, all non-employee directors satisfied the requirements of the Stock Ownership Guidelines other than Ms. Alvarez Schrag and Ms. Mack-Askew, both of whom joined the Board in 2021. See “Stock Ownership Guidelines” in the Compensation Discussion & Analysis below for additional details regarding the Stock Ownership Policy.
Our Insider Trading Policy prohibits all hedging activities by directors and requires directors to obtain pre-clearance by the Company to engage in transactions involving Columbia stock. Even if pre-clearance is granted, directors must make an independent determination that they do not possess material nonpublic information. The Insider Trading Policy also establishes quarterly blackout periods during which directors are prohibited from transacting in Company stock during the periods beginning on the third business day of each quarter-ending month and ending on the second trading day after the Company releases its financial results for that period to the public.
The following table shows compensation paid or accrued for the last fiscal year to our non-employee directors. The footnotes to the table describe the details of each form of compensation paid to non-employee directors.
2022 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Craig D. Eerkes	106,000	53,478	—	—	—	1,969	161,447
Laura Alvarez Schrag*	61,000	53,478	—	—	—	1,969	116,447
Ford Elsaesser*	68,000	53,478	—	—	—	1,969	123,447
Mark A. Finkelstein	68,000	53,478	—	—	—	1,969	123,447
Eric S. Forrest	63,000	53,478	—	—	764	1,969	119,211
Thomas M. Hulbert**	23,333	—	—	—	—	1,469	24,802
Michelle M. Lantow*	77,000	53,478	—	—	5,090	1,969	137,537
Randal L. Lund	78,000	53,478	—	—	—	1,969	133,447
Tracy Mack-Askew*	63,000	53,478	—	—	—	1,969	118,447
S. Mae Fujita Numata	65,000	53,478	—	—	8,831	1,969	129,278
Elizabeth W. Seaton	70,000	53,478	—	—	—	1,969	125,447
Janine Terrano*	63,000	53,478	—	—	—	1,969	118,447
* Retired or resigned, as applicable, from the Board upon the closing of the Umpqua Merger on February 28, 2023.
** Mr. Hulbert reached the mandatory retirement age of 75 and retired from the Board at the annual meeting of shareholders on April 27, 2022.
(1)	Amount shown for each director reflects the $47,000 Board retainer (with the exception of Mr. Hulbert) and:
For Mr. Eerkes, $45,000 received as Chair of the Board and $14,000 received for committee retainer fees.
For Ms. Alvarez Schrag, $14,000 received for committee retainer fees.
2023 Proxy Statement	18

For Mr. Elsaesser, $9,000 received as chair of the Columbia Trust Company board of directors and $12,000 received for committee retainer fees.
For Mr. Finkelstein, $9,000 received as chair of the Corporate Governance and Nominating Committee and $12,000 received for committee retainer fees.
For Mr. Forrest, $16,000 received for committee retainer fees.
For Mr. Hulbert, $15,667 received for Board retainer, $3,000 received as chair of the former M&A Committee and $4,666 received for committee retainer fees prior to his retirement from the Board in April 2022.
For Ms. Lantow, $12,000 received as chair of the Personnel and Compensation Committee and $18,000 received for committee retainer fees.
For Mr. Lund, $15,000 received as chair of the Audit Committee and $16,000 received for committee retainer fees.
For Ms. Mack-Askew, $16,000 received for committee retainer fees.
For Ms. Numata, $18,000 received for committee retainer fees.
For Ms. Seaton, $9,000 received as chair of the Enterprise Risk Management Committee and $14,000 received for committee retainer fees.
For Ms. Terrano, $16,000 received for committee retainer fees.
(2)
For each director, represents a restricted stock award of 1,738 shares granted on February 21, 2023 at the grant date fair value, comprising the 2022 annual equity retainer as prorated through the closing date of the Umpqua Merger. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended 2022, included in the Company’s 2022 Annual Report.

(3)
Represents above-market earnings on Mr. Forrest’s, Ms. Lantow’s and Ms. Numata’s Deferred Compensation Accounts (“DCA”), the material terms of which are described below under “Deferred Compensation Plan.”

(4)	Amounts shown for each director reflects dividends received upon the vesting of equity awards.
19	2023 Proxy Statement

Compensation Committee Report
The Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Compensation Committee of the Board met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the committee recommended to the Board that the CD&A be included as part of this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2022.
Members of the Compensation Committee*
Luis F. Machuca, Chair
Mark A. Finkelstein
Peggy Y. Fowler
Maria M. Pope
John F. Schultz
Elizabeth W. Seaton
Anddria Varnado
* The Compensation Committee was newly appointed on March 1, 2023 upon completion of the Umpqua Merger. The legacy Columbia Personnel and Compensation Committee, prior to March 1, 2023, was comprised of Ms, Lantow, Ms. Numata, Ms. Alvarez Schrag, Mr. Eerkes and Ms. Seaton.
2023 Proxy Statement	20

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Our executive compensation program aims to attract, retain, and motivate key executives of superior ability who are critical to our success. The following is a discussion and analysis of our compensation program and how the Compensation Committee (as referred to in this Compensation Discussion and Analysis, the “Committee”) made compensation decisions with respect to our Named Executive Officers (referred to as our “Named Executives” or “NEOs”) who served during the fiscal year ended December 31, 2022. Our NEOs for 2022 are set forth below:
•	Clint E. Stein, our President and Chief Executive Officer;
•	Aaron James Deer, our former Executive Vice President and Chief Financial Officer*;
•	Eric J. Eid, our former Executive Vice President and Chief Digital and Technology Officer*;
•	Christopher M. Merrywell, our former Executive Vice President and Chief Operating Officer*; and
•	Andrew L. McDonald, our former Executive Vice President and Chief Credit Officer*.
* Following the closing of the Umpqua Merger on February 28, 2023, and effective March 1, 2023, Mr. McDonald retired, and Messrs. Deer, Eid and Merrywell no longer serve in their listed positions. See “Information About Executive Officers.”
2022 Incentive Compensation Results
2022 Incentive Compensation Takeaways
•
Maximum Achievement of Short-Term Incentives. Based on record-setting operational results, corporate performance under our 2022 Annual Incentive Plan was earned at maximum (with amounts capped at 200% of target), reflecting achievement of record earnings during a period in which our executives also worked to integrate the 2021 acquisition of Merchants Bank of Commerce and towards completion of a transformational combination with Umpqua, which closed on February 28, 2023.

•
Below Target Achievement of Long-Term Incentives. Long-term incentive awards for the performance period ending in 2022 were earned at approximately 56% of target, based on above target achievement of Return on Average Assets (“ROAA”) and below threshold achievement of relative Total Shareholder Return (“TSR”) goals, reflecting a pullback in our stock following the announcement of our combination with Umpqua.

•
Balanced Compensation Outcomes. The Committee believes that the 2022 compensation outcomes reflect our pay-for-performance philosophy and balanced approach to executive compensation, which seeks to promote both the short- and long-term interests of our business in order to create long-term shareholder value.

For more details on our incentive compensation program and results, please see “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation” below.
2022 Financial Results
2022 Financial Results
•	Net income of $250 million and earnings per share of $3.20 were new highs, meaningfully surpassing prior records set in 2021 of $202 million net income and $2.78 earnings per share.
•	Consolidated Core Pre-tax, Pre-Provision Net Revenue(1) of $345 million was our best year on record, exceeding the prior record set just last year of $282 million.
•
Columbia’s record performance was a reflection of strong loan growth, rising interest rates, solid fee income and disciplined strategic spending, leading to a Core Pre-tax, Pre-provision Return on Average Assets ratio(1) of 1.67% in 2022.

•	Record post-PPP loan originations of $2.2 billion, compared to $2.0 billion in 2021 after excluding $563 million of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans.
•
Our relationship-based deposit product mix continues to be exceptional, split 50/50 between noninterest-bearing and interest-bearing balances. Deposits fell by $1.3 billion to $16.7 billion at the end of 2022, partly due to clients who transferred deposits to CB Financial Services brokerage accounts, as well as a reversion of excess client liquidity toward historical levels.

•
Credit quality improved during 2022 with credit quality metrics similar to what we experienced pre-pandemic. Nonperforming assets as a percentage of total assets was an industry-leading 7 basis points at the end of 2022, down from 11 basis points at the end of 2021.

•
The Company expanded into Utah and Arizona during 2022. Both of these markets were previously identified as long-term priorities in the Company’s strategic plan and complement the 2021 acquisition of Merchants Bank of Commerce and the 2023 merger with Umpqua.

21	2023 Proxy Statement

•
Columbia Bank was ranked 4th of the nation’s 100 largest publicly traded banks and thrifts by Forbes on its 2023 list of “America’s Best Banks,” based on 2022 asset quality, capital adequacy, net interest margin and profitability.

•
The combination with Umpqua closed on February 28, 2023. It created a leading franchise in the western United States with over 350 locations throughout Washington, Oregon, Idaho, California, Nevada, Arizona, Utah and Colorado. The combined company operates under the Columbia Banking System name. Per the terms of the agreement, Umpqua shareholders received 0.5958 of a share of Columbia common stock for each Umpqua share of common stock. Shareholders from both companies overwhelmingly approved the combination at special shareholder meetings on January 26, 2022.

(1)	Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
2022 Shareholder Return
•	Shareholder Value. The Company’s TSR decreased by 4.3% during the year, which was consistent with the KBW Regional Banking Index (“KRX”) median decrease of 4.1%.
•
Dividends. Our regular quarterly cash dividend remains at $0.30 per share. Our dividend payout ratio was 38% for 2022 compared to 41% for 2021. The annualized dividend yield at year-end 2022 was 4.0%. Our ability to increase our regular quarterly dividend commensurate with the increase in earnings was constrained by the Merger Agreement.

Other 2022 Milestones
•	Market Share. As of June 30, 2022, Columbia Bank ranked 6th in deposit market share out of 75 institutions doing business in Washington, 7th out of 40 in Oregon and 14th out of 29 in Idaho.
•
Community Engagement. In 2022, Columbia and Umpqua jointly finalized a five-year, $8.1 billion, Community Benefits Agreement with the National Community Reinvestment Coalition with the goal of increasing the flow of capital to traditionally underserved and underrepresented communities.

•
Top SBA Lender. In 2022, Columbia Bank remained a leading SBA 7a lender, ranked at #17 nationally, #1 in Washington and #1 in Oregon. The rankings cover the federal fiscal year that ended September 30, 2022 and are based on the number of 7a loans made during the period.

•
Outstanding Corporate Citizen. In 2022, Columbia continued giving back to the communities where we live and conduct business by fundraising, volunteering, and supporting company and employee giving. In 2022, Columbia celebrated its eighth annual Warm Hearts Winter Drive benefitting families and individuals struggling with homelessness in the Northwest. Over the past eight years, the campaign has raised over $2.1 million in combined donations. Overall, the company donated $3.4 million to more than 850 charitable partners in 2022, and we distributed $115,000 via our Equity and Inclusivity Grant program to nonprofit organizations serving women and girls, the BIPOC community, people with disabilities and the LBGTQIA+ community across the Northwest.

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In addition, our associates, who are encouraged to use paid volunteer time each year to actively engage with the nonprofits they care most about, logged nearly 20,000 hours with over 780 organizations.
What Guides Our Program
Compensation Philosophy
In keeping with our long-term goal to consistently increase earnings per share and shareholder value, the Committee is guided by the following key principles in determining the compensation of our NEOs:
•
Accountability for Business Performance. The Named Executives’ compensation in salary, as well as annual and long-term incentive compensation opportunities, should be tied in part to overall Company performance, including financial results and achievement of key strategic priorities.

•
Accountability for Individual Performance. To encourage and reflect individual contributions to the Company’s performance, compensation should be tied in part to the Named Executive’s individual performance.

•
Alignment with Shareholder Interests. Compensation should be tied in part to the Company’s stock performance through the granting of stock awards with multi-year vesting and performance-based vesting, which serves to align the Named Executives’ interests with those of our shareholders.

•	Competition. Compensation should reflect the competitive marketplace, so that we can attract, retain, and motivate key executives of superior ability who are critical to our future success.
•
Reasonable Levels of Compensation. Total compensation opportunities and payouts should be reasonable and not excessive. We do not rigidly target or formulaically set compensation at a specific percentile compared to our peers, although we seek to align our Named Executives’ total compensation with the median for the applicable role at peer group companies. Individual elements of compensation are reviewed but not individually benchmarked.

•
Independent Oversight. The Committee, composed solely of independent directors, is responsible for reviewing and establishing the compensation for the Named Executives (in the case of the Chief Executive Officer, with the input of the independent directors of the full Board, at their discretion). The Committee periodically receives advice from an independent compensation consultant who has been retained by, and reports directly to, the Committee and performs no other work for management without the authorization of the Committee. In addition, the Committee may choose to review compensation analyses prepared by consultants retained by management.

•
Risk Management. Compensation policies and practices should align with sound risk management and be structured not to create incentives that subject the Company to excessive risk. Such policies and practices should strike a healthy balance between contributing to the Company’s growth and promoting a conservative exposure to risk.

Our Key Compensation Best Practices
✔	Emphasis on pay-for-performance	✘	No tax gross-ups on severance payments
✔	Share ownership guidelines	✘	No equity grants below 100% of fair market value
✔	Independent compensation consultant	✘	No excessive perquisites
✔	Clawback policy	✘	No payment of dividend equivalents on unvested awards
✔	Anti-hedging policy
Factors in Setting Overall Compensation Levels
When establishing overall compensation opportunities for the NEOs, the Committee considers the following factors:
•	the Company’s overall performance and performance relative to its peers during the past year, including meeting its financial and other strategic goals;
•	the Named Executives’ respective levels of responsibility and functions within the Company;
•	each Named Executive’s performance during the past year in meeting individual objectives;
•	how compensation of our Named Executives compares to executives at peer institutions, with a particular focus on financial institutions with similar corporate objectives and comparable asset size;
•	the alignment of Named Executive compensation decisions and policies with the decisions and policies applicable to other employees;
23	2023 Proxy Statement

•	the need to provide a competitive executive compensation package to attract and retain superior executive talent;
•	as appropriate, general economic conditions within our market area and the overall banking industry;
•	the recommendations of our Chief Executive Officer in setting compensation for the other Named Executives; and
•
the results of the prior year’s shareholder advisory vote on executive compensation, which received solid shareholder support (approximately 71% of shares voted) in 2022, albeit lower than prior years.

See “Shareholder Engagement” for steps the Company took to address the lower shareholder support for the advisory vote on executive compensation in 2022. The Committee generally follows this process for determining executive compensation; however, other discretionary and subjective components may also be considered if appropriate to attract and retain executives.
Role and Relationship of the Compensation Consultant
The Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant during the 2022 fiscal year. Pearl Meyer reported directly to the Committee and did not provide any other services to the Company. In January 2021, the Committee performed an independence assessment of Pearl Meyer pursuant to SEC and Nasdaq rules and standards. In performing its evaluation, the Committee took into consideration a letter from Pearl Meyer confirming its independence. At the culmination of the evaluation, the Committee determined that Pearl Meyer was an independent advisor.
As the Committee’s compensation consultant for the 2022 fiscal year, Pearl Meyer provided advice about the Company’s executive compensation programs for senior executives. Pearl Meyer considered the objectives of these programs, compared the programs to designated peer group companies (discussed below under “The Role of Benchmarking”) and best practices and provided information and advice on competitive compensation practices and trends, along with specific views on the Company’s compensation programs.
The Role of Benchmarking
With the assistance of its independent compensation consultant, the Committee evaluates, on a periodic basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. To inform their evaluation, the Committee compares the total compensation opportunities to the compensation of comparable executive positions of a peer group of publicly traded bank holding companies. The companies that make up the peer group are adjusted from time to time to better align with the size and business model characteristics of the Company. In setting 2022 target compensation levels for the NEOs, the Company used the results from a comprehensive market analysis conducted by Pearl Meyer in 2021. The 2021–2022 peer group (the “Peer Group”) consisted of the following 19 bank holding companies:
2021-2022 Peer Group(1)
Atlantic Union Bankshares Corporation	Pacific Premier Bancorp, Inc.
Banner Corporation	PacWest Bancorp*
CVB Financial Corp.	Pinnacle Financial Partners, Inc.
First Financial Bancorp	Simmons First National Corporation
First Interstate BancSystem, Inc.	Trustmark Corporation
Fulton Financial Corporation	Umpqua Holdings Corporation
Glacier Bancorp Inc.	United Bankshares, Inc.
Great Western Bancorp, Inc.**	United Community Banks, Inc.
Independent Bank Group, Inc.*	Western Alliance Bancorporation
NBT Bancorp Inc.
(1)
Companies in the Peer Group had GAAP revenue in the 2022 fiscal year ranging from $518 million to $2.5 billion and market capitalization as of December 31, 2022 ranging from $1.8 billion to $6.6 billion. The Company’s GAAP revenue in the 2022 fiscal year was $722 million and market capitalization was $2.3 billion as of December 31, 2022. 2022 GAAP revenue is derived from S&P Global Market Intelligence. Market capitalization information is from Bloomberg.

*	Denotes a company added to the peer group in 2021.
**	Great Western Bancorp, Inc. was removed from the peer group following an acquisition by First Interstate BancSystem, Inc. on or around February 1, 2022.
In January 2022, Pearl Meyer prepared and presented to the Committee a review of our executives’ compensation. This review analyzed 2021 compensation levels for Company executives, including base salary, annual incentives, long-term incentives, retirement benefits and other compensation, against the Peer Group and broader survey market data. The review showed that the 2021 target total remuneration for the CEO was similar to that for Peer Group company CEOs and the 2021 target total
2023 Proxy Statement	24

remuneration for the other executives also generally aligned with Peer Group company executives. Specifically, the review showed that the 2021 target total remuneration for Messrs. Stein, Deer, Merrywell and McDonald was below the respective median for the applicable role at Peer Group companies.
Compensation Structure
Principal Elements of Compensation
Our overall executive compensation program in 2022 consisted of the following key elements:
•	Base Salary
•	Annual Incentive Compensation
•	Long-Term Equity Incentive Compensation
The combination of these elements reinforces our pay-for-performance philosophy and strengthens our ability to attract and retain qualified executives in our highly competitive banking environment. We believe that this mix of fixed and variable pay advances both the short- and long-term interests of our business and creates long-term shareholder value. The Committee’s decisions regarding the executive compensation program design and individual pay are made in the context of the total compensation philosophy outlined above, including our financial performance.
Target Direct Compensation
The table below shows the 2022 total target direct compensation opportunities for our NEOs. The Committee (as well as the Board in the case of Mr. Stein) focused on target direct compensation as shown below in making annual compensation decisions.
	2022 Target Direct Compensation*
Current Named Executive	Annual Base Salary	Target Annual Incentive	Target Long-Term Incentive	Total
Clint E. Stein, President and Chief Executive Officer	$890,000	$801,000	$1,157,000	$2,848,000
Aaron James Deer, Former Executive Vice President, Chief Financial Officer**	420,000	210,000	273,000	903,000
Eric J. Eid, Former Executive Vice President, Chief Digital and Technology Officer**	355,000	177,500	230,750	763,250
Christopher M. Merrywell, Former Executive Vice President, Chief Operating Officer**	515,000	334,750	437,750	1,287,550
Andrew L. McDonald, Former Executive Vice President, Chief Credit Officer**	427,000	170,800	234,850	832,650
* The amounts reported differ from the amounts determined under SEC rules as reported for 2022 in the Summary Compensation Table set forth under “Compensation Tables” below. The above table is not a substitute for the Summary Compensation Table.
** Following the closing of the Umpqua Merger on February 28, 2023, and effective March 1, 2023, Mr. McDonald retired, and Messrs. Deer, Eid and Merrywell no longer serve in their listed positions. See “Information About Executive Officers.”
Base Salary
Salaries are used to provide a competitive fixed amount of base compensation. Our goal is to provide base salary levels that reflect a combination of factors, including competitive pay levels relative to our peer group (as in effect at the time of the determination), the Named Executives’ individual performance and overall contribution to the organization, the relevant position’s scope of responsibilities, the Named Executives’ experience and tenure, and our overall annual budget, which takes into account Company financial performance. The salaries of the NEOs are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Effective February 27, 2022, the Board, at the recommendation of the Committee, approved an adjustment to the base salary of Mr. Stein of 6.97% and the Committee approved an adjustment to the base salary of Messrs. Deer, Eid, Merrywell and McDonald of 3.70%, 4.41%, 11.96% and 2.89%, respectively, which adjustments were a combination of annual merit base and market adjustment. While the Committee does not target a specific compensation level relative to peer companies, in determining Mr. Stein’s base salary for the 2022 fiscal year, it took into account that Mr. Stein’s adjusted base salary for 2021 placed him at approximately the 45th percentile of the Peer Group and resulted in total target direct compensation at approximately the 44th percentile of the Peer Group (as further described below, Mr. Stein’s target annual and long-term incentive opportunities, as a percentage of base salary, did not change from 2021 levels).
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Annual Cash Incentive Compensation
Consistent with competitive practices, we believe that a portion of our NEOs’ target compensation should be at risk, contingent upon the Committee’s assessment of performance. The 2022 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. In early 2022, the Committee (as well as the Board in the case of Mr. Stein) approved the target award opportunities below for each of the NEOs (expressed as a percentage of base salary), which were not increased from 2021 levels other than for Mr. Merrywell, whose target was increased by 5%. The lower target award opportunity for Mr. McDonald is a result of the Committee’s decision to take into account his SERP entitlements when setting such target opportunities. Mr. McDonald’s SERP entitlements are discussed in further detail under “Post-Employment and Termination Benefits—Legacy Supplemental Executive Retirement Plan.”
NEO	Target Award Opportunity (as a % of Base Salary)
Clint E. Stein	90%
Aaron James Deer	50%
Eric J. Eid	50%
Christopher M. Merrywell	65%
Andrew L. McDonald	40%
Actual award payouts for the NEOs depend on the achievement of pre-established performance objectives and can range from 0% to 200% of individual target award amounts based on the achievement of a weighted combination of Corporate (80% of award) and individual (20% of award) performance.
Corporate Performance Measures & Goals
For the 2022 Annual Incentive Plan, the Committee approved Core Pre-tax, Pre-Provision Net Revenue as the sole corporate performance measure, resulting in the performance structure below. The Committee viewed Core Pre-tax, Pre-Provision Net Revenue as the most appropriate short-term operational goal for 2022 in light of the ongoing integration and pay alignment efforts for the combination with Umpqua. The Committee set a Core Pre-tax, Pre-Provision Net Revenue target of $273.7 million for 2022. This was below the Company’s achievement of $281.9 million in 2022, which was a record high and not considered to be readily duplicated. At the time the 2022 target was established, the outlook was for continued net interest margin compression, as the interest rate forecast did not yet anticipate the sharp shift in Federal Reserve monetary policy. The 2022 target also assumed a lower benefit from the Paycheck Protection Program and a higher effective tax rate, among other factors, which were largely offset by continued balance sheet growth, effective cost control and the benefit of the 2021 acquisition of Merchants Bank of Commerce.
Performance Measures	Threshold	Target	Stretch	Above Stretch	Weighting	2022 Actual	% of Target Payout Achieved
Core Pre-tax, Pre-Provision Net Revenue ($ in millions)(a)	$218.9	$273.7	$328.4	>$328.4	80%	$345.0	200%
Individual Performance	N/A	N/A	N/A	N/A	20%	*	100%*
						Total	180%
(a)
Core Pre-tax, Pre-Provision Net Revenue is defined as net income before taxes, provisions for credit losses and unfunded commitments, B&O taxes and merger-related expenses. Please refer to Appendix A for additional information and reconciliation to the most directly comparable GAAP financial measure.

* This table assumes target individual performance. The actual individual performance results for each of the NEOs, and resulting overall payouts, are discussed below.
Core Pre-tax, Pre-Provision Net Revenue of $345 million for 2022 was $63 million, or 22%, higher than the prior record set in 2021, driven by a stronger earning assets mix and higher average loan rate as the Company benefitted from a rising interest rate environment throughout the year. Actual performance was above “stretch”; however, as payouts under the 2022 Annual Incentive Plan are capped in order to appropriately balance risk and reward, the NEOs could not earn more than the 200% achievement level shown in the table above.
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Individual Performance
For the individual performance component of the award, the Committee (as well as the Board in the case of Mr. Stein) considered the following achievements for each NEO:
NEO	Individual Performance Highlights
Clint E. Stein	•	Directed the organizational design, leadership selection and integration planning efforts related to the Umpqua Merger, which closed on February 28, 2023, creating a top 30 U.S. regional bank.
•
Provided leadership in creating, motivating, and uniting a high performing team of executives who will lead the combined company following the Umpqua Merger. The engagement of executive leaders during the regulatory approval process helped drive record results during 2022, maintain the original timeline for integration activities along with the on-time realization of announced cost synergies, and the cultivation of a high-performing leadership team for the combined company.

•
Provided leadership and support for the creation of the Company’s $8.1 billion community benefits plan to enhance affordable homeownership access, small business formation and growth and community development initiatives.

•
Launched the combined company’s new Do Right Together cultural framework through an extensive series of cross-bank workshops with the Company and Umpqua prior to the closing of the Umpqua Merger, creating common values to be shared by the combined company’s associates, customers, shareholders and communities following the closing of the transaction.

Aaron James Deer	•
Maintained strong financial planning, budgeting, analysis, reporting and accounting controls in support of business performance and objectives, while also preparing for the transition of the accounting and finance teams to the new combined organization with Umpqua.

	•	Served as an executive member of the Integration Management Office preparing for a successful Legal Day 1 and timely systems integration with Umpqua.
	•	Oversaw the divestiture of ten Columbia branches to two separate banks, including the accompanying systems deconversions, as required in connection with the Umpqua Merger.
Eric J. Eid	•
Led the Integration Management Office in preparing for a successful close of the Umpqua Merger while making favorable progress toward integration goals and with minimal disruption to business operations.

	•	Prepared teams and systems for a timely and successful conversion of operating systems following the close of the Umpqua Merger.
	•	Led a successful conversion and operational integration of the Merchants Bank of Commerce acquisition.
	•	Directed back-office production support teams allowing customer-facing business units to remain outwardly focused on maintaining and growing customer relationships.
Christopher M. Merrywell	•
Developed a strong working relationship with the Umpqua executive team to help ensure a seamless transition and uninterrupted performance of customer-facing business units upon the successful close of the Umpqua Merger.

•
Led solid financial performance across all business lines, resulting in record full year net income of $250.2 million, diluted earnings per share of $3.20, and full year loan production of $2.20 billion.

	•	Provided integration expertise in the successful integration of the Merchants Bank of Commerce business units.
Andrew L. McDonald	•	Supported record loan originations throughout the year, resulting in increased overall loan portfolio yield and a better earning asset mix.
	•	Facilitated record credit quality performance despite a global period of instability, as demonstrated by the Company’s nonperforming assets to period-end assets ratio of 0.07%.
	•	Collaborated effectively with the Umpqua credit team to ensure a successful leadership transition and continuity of credit philosophies upon the close of the Umpqua Merger.
After considering each NEO’s performance in 2022, the Committee (as well as the Board in the case of Mr. Stein) approved the achievement of the individual performance component of the annual incentive awards at the following percentages of each individual’s target level: 100% for Mr. McDonald and 200% for Messrs. Stein, Deer, Eid and Merrywell.
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Final Annual Incentive Award Payouts
Based on the 2022 corporate financial and individual performance results and decisions described above, which do not include certain financial measures (such as TSR) that are incorporated into long-term incentive compensation, the Committee (as well as the Board in the case of Mr. Stein) approved final annual incentive award payouts to the NEOs for 2022 as follows:
NEO	Target Annual Incentive Opportunity ($)	Earned Annual Incentive Award ($)	Percentage of Target Annual Incentive Opportunity Earned
Clint E. Stein	801,000	1,602,000	200%
Aaron James Deer	210,000	420,000	200%
Eric J. Eid	177,500	355,000	200%
Christopher M. Merrywell	334,750	669,500	200%
Andrew L. McDonald	170,800	307,440	180%
Long-Term Equity Incentive Compensation
Columbia believes executive officers and other key management positions should have a meaningful portion of their competitive total compensation opportunity linked to shareholder return, which is directly tied to our long-term vision of growth, stability, asset quality and our commitment to a personalized relationship banking approach. Long-term incentives take the form of equity awards that are intended to align the interests of the executive with those of our shareholders by encouraging ownership of our common stock and tying value to the long-term market value of the Company’s stock. These awards also serve to promote an executive’s continued service to the organization by vesting over a period of years and encourage sound risk management by providing a balanced view of performance and aligning awards with the longer-term time horizon of risk outcomes.
Our long-term incentive compensation consists of a combination of (i) performance-based restricted stock units (“Performance Stock Units”) that are earned over a three-year performance period and (ii) time-based restricted stock units (“Restricted Stock Units”), in each case issued under the Company’s 2018 Equity Incentive Plan, which was approved by our shareholders at our 2018 Annual Meeting and amended in 2019 with the approval of our shareholders at our 2019 Annual Meeting.
Grant of 2022 Long-Term Incentive Awards
In 2022, we granted our NEOs Performance Stock Units that were to be earned and vest at the end of a three-year performance period based on achieving relative TSR compared to the KRX and our ROAA compared to the KRX. We also granted our NEOs Restricted Stock Units that vest ratably over three years subject to continued service. For information regarding the treatment of 2022 long-term incentive awards following the Umpqua Merger, please see “Payout Determination Framework for Performance Stock Units; Effect of Umpqua Combination.”
2022 Target Long-Term Equity Incentive Award Opportunities
The target long-term equity incentive award opportunities that the Committee set in early 2022 under the 2022 Long-Term Incentive Plan, a subplan under the 2018 Plan, represented, in the aggregate, approximately 130% of base salary for Mr. Stein, approximately 85% of base salary for Mr. Merrywell, approximately 65% of base salary for Messrs. Deer and Eid, and approximately 55% of base salary for Mr. McDonald. While these levels were not increased from 2021 levels other than for Mr. Merrywell, whose target was increased by 5%, the equity award values granted in 2022 were affected by the increases to base salary discussed in further detail under “Base Salary.” The lower target long-term equity incentive award opportunity for Mr. McDonald is a result of the Committee’s decision to take into account Mr. McDonald’s SERP entitlements when setting such target opportunities. The SERP is discussed in further detail under “Post-Employment and Termination Benefits—Legacy Supplemental Executive Retirement Plan.” As shown in the table below, Mr. Stein’s total long-term incentive award opportunity was granted approximately one-third in the form of Restricted Stock Units and two-thirds in the form of Performance Stock Units (in order to tie a higher proportion of his total compensation opportunity to the achievement of objective performance criteria in light of his role as Chief Executive Officer), Mr. Merrywell’s total long-term incentive award opportunity was granted 40% in the form of Restricted Stock Units and 60% in the form of Performance Stock Units (in order to similarly align his long-term incentive opportunity to the achievement of objective performance criteria, as well as to reflect competitive compensation dynamics and Mr. Merrywell’s increased experience in his position) and each of our other NEOs’ total long-term incentive award opportunity was granted half in the form of Restricted Stock Units and half in the form of Performance Stock Units:
NEO	Restricted Stock Units (as a % of Base Salary)	Target Performance Stock Units (as a % of Base Salary)	Total Target Award Opportunity (as a % of Base Salary)
Clint E. Stein	43%	87%	130%
Aaron James Deer	32.5%	32.5%	65%
Eric J. Eid	32.5%	32.5%	65%
Christopher M. Merrywell	34%	51%	85%
Andrew L. McDonald	27.5%	27.5%	55%
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Equity award values are based on the closing market price of our stock on the date the Board approves the grant.
NEO	Target Performance Stock Units (Performance-Based Vesting)	Restricted Stock Units (Time-Based Vesting)
Clint E. Stein	28,880	14,279
Aaron James Deer	3,920	3,913
Eric J. Eid	3,320	3,301
Christopher M. Merrywell	7,540	5,021
Andrew L. McDonald	3,360	3,378
A Closer Look at 2022 Performance Stock Units
For 2022, the Committee established the following performance goals for the Performance Stock Units applicable for the period from January 1, 2022 through December 31, 2024:
Performance Measure	Weighting	Measurement Perspective	Threshold	Performance Goals Target	Stretch
ROAA*	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile
TSR**	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			50%	100%	150%
* ROAA is based on the average of the Company’s ROAA for the 12 calendar quarters (with each calendar quarter calculated separately) measured on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024.
** TSR is measured on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024 (calculated assuming that dividends during the period are reinvested in Company shares).
For purposes of the performance measures, the peer banks consist of all companies included in the KRX as of December 31, 2024.
Payout Determination Framework for Performance Stock Units; Effect of Umpqua Combination
Performance below “threshold” for a given performance measure would have resulted in forfeiture of the respective shares; performance at or above “stretch” for a given performance measure would have resulted in payout equal to 150% of the respective target shares. Performance between threshold and target, and target and stretch, would have been determined using straight line interpolation and rounded up to the nearest whole number of shares. Dividend equivalents earned on Performance Stock Units would have accrued but not been paid until vesting was determinable and was to only be paid on those Performance Stock Units earned and settled.
As a result of the closing of the combination with Umpqua on February 28, 2023 and in accordance with the terms of the Merger Agreement, each 2022 Performance Stock Unit converted into a Restricted Stock Unit in respect of Columbia common stock relating to the number of shares of Columbia common stock that would be earned based on the higher of target performance and actual performance through the latest practicable date prior to the effective time as reasonably determined by the Committee. Each such adjusted award will otherwise continue to be subject to the same terms and conditions as were applicable to the 2022 Performance Stock Units immediately prior to the effective time of the combination.
2020 Performance Stock Unit Payout
The Performance Stock Units granted in 2020 were subject to performance vesting conditions tied to the Company’s ROAA and TSR relative to a defined group of peer banks, in each case over the period from January 1, 2020 through December 31, 2022. On February 21, 2023, the Committee reviewed the Company’s actual performance against the ROAA and TSR targets and determined that, although the Company exceeded target ROAA, the awards would pay out at 56% of target due to TSR performance, which was impacted during the measurement period by our announcement of the Umpqua Merger in 2021. A summary of the Company’s performance as measured against the goals, and the resulting payout, is set forth below:
	Performance Goals					Results
Performance Measure	Weighting	Measurement Perspective	Threshold (50% Payout)	Target (100% Payout)	Stretch (150% Payout)	Actual Performance	Percent of Target Payout
ROAA*	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile	56th Percentile	112%
TSR**	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile	2nd Percentile	0%
						Total:	56%
* ROAA is based on the average of the Company’s ROAA for the 12 calendar quarters (with each calendar quarter calculated separately) measured on a relative basis against a defined group of peer banks over the period January 1, 2020 through December 31, 2022.
** TSR is measured on a relative basis against a defined group of peer banks over the period January 1, 2020 through December 31, 2022 (calculated assuming that dividends during the period are reinvested in Company shares).
29	2023 Proxy Statement

Other Compensation Practices, Policies and Guidelines
Retirement Benefits
In 2001, the Company implemented a Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide retirement benefits to those officers. The SERP provides a lifetime annual retirement benefit, the amount of which declines to the extent the executive retires before a specified retirement age. The SERPs support our leadership retention objectives by vesting over a period of time and by restricting the executive from working for a competitor for a period following termination of employment. Starting in 2004, the Company began using long-term compensation agreements (referred to as “Unit Plans”) to provide retirement benefits for executive officers instead of SERPs. Since 2004, we awarded a Unit Plan to Mr. Stein, two separate Unit Plans to Mr. Eid, two separate Unit Plans to Mr. Merrywell and three separate Unit Plans to Mr. McDonald.
In 2013, the Committee approved offering SERPs to replace certain NEOs’ Unit Plans. Accordingly, the Company entered into SERPs with Messrs. Stein and McDonald, which provide that amounts drawn under their SERPs will be reduced by the amount that is attributable to each respective Unit Plan. This approach provides these executives with a retirement benefit that is consistent with Columbia’s compensation philosophy, while optimally leveraging the expense already incurred in funding the Unit Plans. A more detailed description regarding payments under the SERPs and Unit Plans is set forth below under “Post-Employment and Termination Benefits.”
As more fully described below under “Post-Employment and Termination Benefits,” we also provide non-employee directors and highly-compensated employees (as defined by IRS rules) with the opportunity to defer compensation through two Executive Deferred Compensation Plans. The participation in our 401(k) plan for these individuals is limited under federal income tax rules, and we believe they should have other similar means of saving for retirement. During the 2022 fiscal year, interest paid on the participant deferrals was the three-month LIBOR (the “London Interbank Offered Rate”) plus 3.58%.
Executive Employment and Change-in-Control Agreements
We provide severance and change-in-control benefits to executives that are payable in circumstances the Committee believes are appropriate and market-competitive. Change-in-control benefits are generally “double-trigger,” meaning they are payable only if the executive experiences a qualifying termination of employment in connection with a change-in-control of the Company.
Employment Agreement with Mr. Stein. During 2022, Mr. Stein served as President and Chief Executive Officer of Columbia and Columbia Bank pursuant to an employment agreement (the “Pre-Merger Employment Agreement”) entered into effective January 1, 2020, which is described in detail in the section entitled “Post-Employment and Termination Benefits” below. Upon the closing of our combination with Umpqua on February 28, 2023, Mr. Stein’s amended and restated employment agreement pursuant to which Mr. Stein serves as President and Chief Executive Officer of the Company and Chief Executive Officer of Umpqua took effect, as described in the section entitled “Post-Employment and Termination Benefits” below.
In general under the Pre-Merger Employment Agreement, upon a qualifying termination, Mr. Stein was entitled to receive any earned but unpaid bonus for a prior fiscal year, cash severance equal to two times Mr. Stein’s annual base salary, a prorated bonus for the year of termination based on actual performance, a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and continued health and welfare benefits for 24 months.
Upon a qualifying termination related to a change-in-control, Mr. Stein’s Pre-Merger Employment Agreement entitled him to receive any earned but unpaid bonus for a prior fiscal year, cash severance equal to two and a half times the sum of Mr. Stein’s annual base salary and target annual bonus, a prorated target bonus for the year of termination and continued health and welfare benefits for 30 months. Mr. Stein was subject to customary restrictive covenants under the Pre-Merger Employment Agreement, including non-competition and non-solicitation covenants, during his employment and for two years following termination of employment for any reason.
Change-in-Control Agreements with Other NEOs. The Company has entered into change-in-control agreements with each of the current NEOs, which are described in more detail below under “Post-Employment and Termination Benefits.” The change-in-control agreements contain provisions that require payments in the event of termination of employment related to a change-in-control. These arrangements are “double trigger,” meaning that they provide payments only upon a covered termination of employment in connection with a change-in-control, and no covered Named Executive will receive payments under the agreements due to a change-in-control alone. In general, upon a qualifying termination related to a change-in-control, a Named Executive with a change-in-control agreement will be entitled to two years’ annual base salary paid monthly over two years, 18 months of continued health insurance benefits, accelerated vesting of any options and lapse of restrictions on restricted stock awards or other restricted securities and will be subject to two-year non-compete and non-solicit covenants. The closing of our combination with Umpqua on February 28, 2023 constituted a change-in-control for purposes of the change-in-control agreements.
Additionally, as discussed under “Post-Employment and Termination Benefits” below, unvested awards will vest in full as of the date of the closing of a change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.
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Retirement Vesting of Earned Performance Awards. In the event that a NEO’s employment terminates (other than for “cause”) at a time when the Named Executive is at least age 62 with at least five years of service, the NEO will remain eligible to earn a prorated portion of any outstanding Performance Stock Units based on actual performance. The prorated portion will be determined based on the portion of the performance period in which the NEO was employed. As of December 31, 2022, only Messrs. Eid and McDonald met the definition of retirement applicable to the Performance Stock Units.
Perquisites and General Employee Benefits
We strive to assist all of our employees, including our NEOs, in meeting their retirement income, health care, disability income, time off and other needs through competitive, cost-effective, Company-sponsored programs that provide individuals with reasonable flexibility in the context of their individual circumstances. The NEOs participate in these and other benefits to the same extent as other employees. These benefits include medical and dental insurance, disability insurance, and the Company’s 401(k) plan.
Clawback Policies for the Recovery of Incentive Compensation
Our annual and long-term incentive compensation programs provide for the recovery of incentive compensation under certain circumstances. Under these programs, the Company will recover incentive compensation awarded to current or former executive officers (during the preceding three years) if the Company restates its financial results due to material noncompliance with any financial reporting requirement under the securities laws, to the extent the original awards exceeded the amounts that would have been paid under the restated results (a “restatement”).
In July 2022, the Committee approved, and in October 2022, the Board adopted, without change, the Company’s existing Clawback Policy that covers current and former executive officers of the Company and applies to all incentive compensation granted following the date of adoption. The Clawback Policy provides that, to the full extent permitted by law, the Committee may require the forfeiture and/or repayment of unpaid incentive compensation (whether vested or unvested) and incentive compensation paid in the preceding three-year period if a “triggering event” occurs.
For purposes of the Clawback Policy, a “triggering event” is any of the following events: (1) the Company is required to prepare a restatement, (2) the executive engages in conduct that causes material financial or reputational harm to the Company or its business activities, (3) the grant or payment of incentive compensation was based on materially inaccurate performance metrics or a material misrepresentation by the executive, (4) the executive improperly or with gross negligence failed to identify, raise or assess, in a timely manner, risks material to the Company or its business activities or (5) the executive engages in a fraudulent act or knowing and willful misconduct or violates restrictive covenants or employment restrictions to which the executive is subject.
Stock Ownership Guidelines
In March 2017, the Board adopted a Stock Ownership Policy, which replaced our prior stock ownership guidelines effective as of January 1, 2017. The Stock Ownership Policy effective during the 2022 fiscal year required each NEO to own shares equal in value to a multiple of his or her annual base salary rather than a fixed number of shares, as was required under the prior stock ownership guidelines. For the Chief Executive Officer, the multiple was three; for Executive Vice Presidents serving on the executive team, which include the Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Chief Marketing Officer, Chief Human Resources Officer, Chief Risk Officer, General Counsel and Chief Digital and Technology Officer, the multiple was two. The Stock Ownership Policy also required non-employee directors to own shares equal in value to five times the annual Board cash retainer. The share value was based on the average closing price of Company’s common stock over the 200 trading days preceding December 31 of the applicable calendar year.
The NEOs and non-employee directors could satisfy the ownership requirements in the Stock Ownership Policy with common stock owned directly or indirectly (if the participant has a pecuniary interest in the shares), vested stock-based awards (other than options) and unvested restricted stock or restricted stock unit awards that are subject to time-based vesting requirements. If a participant was not in compliance with the Stock Ownership Policy as of December 31 of any year, he or she were required to retain all of the shares held as of that date and all shares acquired in the following year (including any shares granted to the participant pursuant to an equity award or acquired on exercise of an option), other than any shares withheld to pay an option exercise price or tax obligations.
At year-end 2022, Messrs. Eid and McDonald were the only NEOs who met this criteria.
No-Hedging Policy
Our executive officers, including each of our NEOs, directors and other persons designated from time to time as being subject to the Company’s pre-clearance procedures, together with their family members (“Access Persons”), are prohibited from engaging in the following transactions:
•	trading in any interest or position relating to the future price of Company securities, such as a put, call or any other derivative securities;
31	2023 Proxy Statement

•	engaging in any hedging or monetization transactions or similar arrangements with respect to the Company’s securities;
•	engaging in short sales of the Company’s securities; and
•
making any purchases, sales or transfers in the Company’s securities during a pension fund blackout period, which exists whenever 50% or more of plan participants are unable to conduct transactions in their accounts for more than three consecutive days.

Prior to engaging in any transaction involving the Company’s securities, Access Persons must first obtain pre-clearance of the transaction from the Chief Financial Officer or General Counsel.
Our non-executive officer employees and certain of their family members and entities under their control (who are not subject to the policies applicable to Access Persons described above) are subject to policies and trading procedures designed to ensure that transactions in Company stock are conducted in compliance with the applicable rules and regulations and do not bear the appearance of improper conduct. These individuals and entities are not subject to the Bank’s no-hedging policy discussed above.
Impact of Tax Treatment of Compensation
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation (including performance-based compensation) paid to the company’s “covered employees,” which includes our NEOs. The Committee considers the deductibility of the compensation paid to our NEOs as one of several factors in compensation decisions but believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Committee may pay or provide, and has paid or provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.
2023 Proxy Statement	32

Compensation Tables
The following table shows compensation paid or accrued in the years shown for Columbia’s Named Executives. As required by SEC rules, Columbia’s Named Executives comprise Columbia’s Chief Executive Officer, Chief Financial Officer, and the three other most highly paid executive officers.
On October 11, 2021, we entered into the Merger Agreement to combine with Umpqua, which closed on February 28, 2023. For information regarding the amounts that became payable to our NEOs in connection with the combination, please see our Current Report on Form 8-K, dated March 1, 2023, and the joint proxy statement/prospectus, dated December 3, 2021, relating to the combination, each as filed with the SEC.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Clint E. Stein President,Chief Executive Officer	2022	879,962	—	2,068,190	1,602,000	11,270	55,916	4,617,338
	2021	826,462	—	1,481,188	1,111,968	20,467	90,309	3,530,394
	2020	817,308	—	1,277,308	826,063	586,885	66,745	3,574,309
Aaron James Deer Former Executive Vice President, Chief Financial Officer(8)	2022	417,404	—	349,547	420,000	2,421	37,074	1,226,446
	2021	401,538	—	335,945	300,713	197	35,342	1,073,735
	2020	259,135	75,000	282,935	165,108	—	27,157	809,335
Eric J. Eid Former Executive Vice President, Chief Digital and Technology Officer(9)	2022	352,404	—	295,590	355,000	—	61,497	1,064,491
	2021	337,404	—	282,006	252,450	—	69,867	941,727
	2020	334,327	—	264,049	213,399	—	56,111	867,886
Christopher M. Merrywell Former Executive Vice President, Chief Operating Officer	2022	505,481	—	585,026	669,500	—	68,372	1,828,379
	2021	454,077	—	469,687	409,860	—	72,221	1,405,845
	2020	437,115	—	425,124	331,429	—	63,532	1,257,200
Andrew L. McDonald Former Executive Vice President, Chief Credit Officer	2022	424,923	—	273,056	307,440	4,629	49,976	1,060,024
	2021	412,404	—	291,272	240,285	167,187	61,860	1,173,008
	2020	413,369	—	508,589	201,716	1,246,056	66,197	2,435,927
(1)
Amounts include elective deferrals under the 2016 Deferred Compensation Plan for Mr. Deer ($138,143) and elective deferrals under the Amended and Restated 2005 Deferred Compensation Plan for Mr. McDonald ($143,000). The material terms of the Deferred Compensation Plan are described under “Post-Employment and Termination Benefits—Deferred Compensation Plans.”

(2)	For Mr. Deer for 2020, reflects a one-time signing and relocation bonus paid in connection with the commencement of his employment.
(3)
For 2022, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025, and (b) the grant date fair value of Performance Stock Units granted on February 24, 2022 for the 2022-2024 performance period. At stretch performance, the Performance Stock Units’ grant date fair value would be $1,570,567 for Mr. Stein, $213,179 for Mr. Deer, $180,550 for Mr. Eid, $410,044 for Mr. Merrywell and $182,725 for Mr. McDonald.

For 2021, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024, and (b) the grant date fair value of Performance Stock Units granted on February 25, 2021 for the 2021-2023 performance period. At stretch performance, the Performance Stock Units’ grant date fair value would be $1,123,823 for Mr. Stein, $204,461 for Mr. Deer, $171,576 for Mr. Eid, $285,960 for Mr. Merrywell and $177,295 for Mr. McDonald.
For 2020, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 27, 2020 (or, in the case of Mr. Deer, on April 27, 2020) that vest one-third each year on February 15, 2021, 2022, and 2023, (b) in the case of Mr. McDonald, his Restricted Stock award granted on January 22, 2020 that vests 100% on January 22, 2022, and (c) the grant date fair value of Performance Stock Units granted on February 27, 2020 (or, in the case of Mr. Deer, on April 27, 2020) for the 2020-2022 performance period. At stretch performance, the Performance Stock Units’ grant date fair value would be $951,051 for Mr. Stein, $171,010 for Mr. Deer, $158,251 for Mr. Eid, $255,160 for Mr. Merrywell and $164,952 for Mr. McDonald.
33	2023 Proxy Statement

(4)
The grant date fair value of stock awards was determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in footnote 4 to “2022 Grants of Plan-Based Awards” and in Note 24 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s 2022 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2022 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 24, 2022 ($34.85 per share). The grant date fair value of the Performance Stock Units granted in 2022 is shown at stretch performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 24, 2022 ($34.85 per share), and 50% on a fair value calculation using a Monte-Carlo simulation ($37.66 per share).

(5)	The amounts in this column reflect the annual incentive awards earned under the 2022 Annual Incentive Plan.
(6)
Includes the change in actuarial present value of the accumulated projected benefit under the SERP, which is a non-cash amount that can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. The SERP is discussed in further detail under “Post-Employment and Termination Benefits—Legacy Supplemental Executive Retirement Plan.”

For 2022, amounts shown include: for Mr. Stein, $(719,501) of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $11,270 of above-market earnings on his deferred compensation accounts under the Amended and Restated Columbia Banking System, Inc. 2005 401 Plus Plan and the Columbia Banking System, Inc. 2016 401 Plus Plan, as amended (individually and collectively, “DCA”); for Mr. Deer, $2,421 of above-market earnings on his DCA; and for Mr. McDonald, $(631,795) of change in the actuarial present value of projected benefit under the SERP, in which Mr. McDonald is partially vested, and $4,629 of above-market earnings on his DCA. Since the changes in actuarial present value of projected benefit under the SERP for Mr. Stein and Mr. McDonald were negative, they are not reflected in the sums reported in this column in accordance with SEC rules.
For 2021, amounts shown include: for Mr. Stein, $11,895 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $8,572 of above-market earnings on his DCA; for Mr. Deer, $197 of above-market earnings on his DCA; and for Mr. McDonald, $164,721 of change in the actuarial present value of projected benefit under the SERP, in which Mr. McDonald is partially vested, and $2,466 of above-market earnings on his DCA.
For 2020, amounts shown include: for Mr. Stein, $574,126 of change in the actuarial present value of projected benefit under the SERP, in which Mr. Stein is not fully vested, and $12,759 of above-market earnings on his DCA; and for Mr. McDonald, $1,241,763 of change in the actuarial present value of projected benefit under the SERP, in which Mr. McDonald is partially vested, and $4,293 of above-market earnings on his DCA.
(7)
For 2022, amount shown for Mr. Stein includes $9,150 in 401(k) plan matching contributions, $15,250 in 401(k) discretionary contributions, $8,722 in split dollar life insurance premiums, $5,814 in split dollar bonus earnings, $50,246 in accrued dividends on unvested Performance Stock Units and $16,980 in Company contributions to his Unit Plan. Unit Plans are described in further detail under “Post-Employment and Termination Benefits—Unit Plans.”

For 2022, amount shown for Mr. Deer includes $9,150 in 401(k) plan matching contributions, $15,250 in 401(k) discretionary contributions, $1,159 in split dollar life insurance premiums, $464 in split dollar bonus earnings, $11,051 in non-qualified deferred compensation matching contributions and $9,008 in accrued dividends on unvested Performance Stock Units.
For 2022, amount shown for Mr. Eid includes $9,150 in 401(k) plan matching contributions, $15,250 in 401(k) discretionary contributions, $2,407 in split dollar life insurance premiums, $7,163 in accrued dividends on unvested Performance Stock Units and $34,690 in Company contributions to his two Unit Plans.
For 2022, amount shown for Mr. Merrywell includes $9,150 in 401(k) plan matching contributions, $15,250 in 401(k) discretionary contributions, $1,700 in split dollar life insurance premiums, $1,133 in split dollar bonus earnings, $13,145 in accrued dividends on unvested Performance Stock Units and $41,139 in Company contributions to his two Unit Plans.
For 2022, amount shown for Mr. McDonald includes $9,150 in 401(k) plan matching contributions, $15,250 in 401(k) discretionary contributions, $6,920 in split dollar life insurance premiums, $4,613 in split dollar bonus earnings, $11,440 in non-qualified deferred compensation matching contributions, $7,380 in accrued dividends on unvested Performance Stock Units and $2,603 in Company contributions to his last remaining Unit Plan to which a contribution was due.
(8)
Mr. Deer was appointed the Company’s Chief Financial Officer, and commenced employment with the Company, effective April 27, 2020. Mr. Deer no longer serves as Chief Financial Officer of the Company, effective as of the closing of the Umpqua Merger on February 28, 2023.

(9)
Mr. Eid, the Company’s Chief Digital and Technology Officer, served as the Company’s Interim Chief Financial Officer from February 28, 2020 until April 27, 2020, when Mr. Deer became the Company’s Chief Financial Officer.

Equity Compensation
Equity Compensation Plan. The 2018 Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units and stock appreciation rights. All eligible employees and directors may participate in the 2018 Plan. As of December 31, 2022, there were 1,691,529 shares remaining available for future grant under the 2018 Plan. The 2018 Plan replaced the 2014 Plan; however, any awards which remained outstanding under the 2014 Plan during the 2022 fiscal year continued to be governed by the terms of that plan.
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2022 Grants of Plan-Based Awards
		Estimated Future Payments Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clint E. Stein	3/23/2022	400,500	801,000	1,201,500	—	—	—	—	—
	2/24/2022	—	—	—	14,440	28,880	43,320	14,279	2,068,190
Aaron James Deer	3/23/2022	105,000	210,000	315,000	—	—	—	—	—
	2/24/2022	—	—	—	1,960	3,920	5,880	3,913	349,547
Eric J. Eid	3/23/2022	88,750	177,500	266,250	—	—	—	—	—
	2/24/2022	—	—	—	1,660	3,320	4,980	3,301	295,590
Christopher M. Merrywell	3/23/2022	167,375	334,750	502,125	—	—	—	—	—
	2/24/2022	—	—	—	3,770	7,540	11,310	5,021	585,026
Andrew L.McDonald	3/23/2022	85,400	170,800	256,200	—	—	—	—	—
	2/24/2022	—	—	—	1,680	3,360	5,040	2,592	273,056
(1)
Represents the possible range of cash payouts under the 2022 annual cash incentive opportunities granted under the 2022 Annual Incentive Plan. Actual amounts earned, as determined by the Committee in the first quarter of 2023, are reflected in the 2022 Summary Compensation Table under Non-Equity Incentive Plan Compensation. See “Compensation Structure—Annual Cash Incentive Compensation.”

(2)
Represents the possible range of Performance Stock Units granted on February 24, 2022 under the 2022 Long-Term Incentive Plan. Actual amounts of Performance Stock Units earned would have been based on achieving relative ROAA and TSR compared to the KRX as determined by the Committee, in each case over the 2022-2024 performance period. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the Performance Stock Units between the grant date and the settlement date will not be paid until the Performance Stock Units vest and are settled. See “Compensation Structure—Long-Term Equity Incentive Compensation.” As a result of the closing of combination with Umpqua on February 28, 2023 and in accordance with the terms of the Merger Agreement, each Performance Stock Unit granted in 2022 converted into a Restricted Stock Unit. See “Payout Determination Framework for Performance Stock Units; Effect of Umpqua Combination.”

(3)
Represents the number of Restricted Stock Units granted on February 24, 2022 under the 2022 Long-Term Incentive Plan that vest one-third each year on February 24, 2023, 2024, and 2025. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Company common stock covered by the Restricted Stock Units between the grant date and the settlement date will not be paid until the Restricted Stock Units vest and are settled.

(4)
Amounts shown represent the grant date fair value of Restricted Stock, Restricted Stock Units and Performance Stock Units granted on February 24, 2022, determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in Note 24 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s 2022 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2022 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 24, 2022 ($34.85 per share). The grant date fair value of the Performance Stock Units granted in 2022 is shown at stretch performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 24, 2022 ($34.85 per share), and 50% on a fair value calculation using a Monte-Carlo simulation ($37.66 per share).

Outstanding Equity Awards at Fiscal Year-End 2022
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Clint E. Stein	24,867	749,243	94,575	2,849,545
Aaron James Deer	7,208	217,177	16,485	496,693
Eric J. Eid	6,882	207,355	13,185	397,264
Christopher M. Merrywell	10,299	310,309	24,735	745,266
Andrew L. McDonald	7,574	228,205	13,560	408,563
(1)
For Mr. Stein, represents 2,284 shares of Restricted Stock granted on March 27, 2019 that vest 100% on March 27, 2023; 3,134 Restricted Stock Units granted on February 27, 2020 that vest 100% on February 15, 2023; 5,170 Restricted Stock Units granted on February 25, 2021 that vest 50% each year on February 15, 2023 and 2024; and 14,279 Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025.

For Mr. Deer, represents 1,393 Restricted Stock Units granted on April 27, 2020 that vest 100% on February 15, 2023; 1,902 Restricted Stock Units granted on February 25, 2021 that vest 50% each year on February 15, 2023 and 2024; and 3,913 Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025.
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For Mr. Eid, represents 967 shares of Restricted Stock granted on March 27, 2019 that vest 100% on March 27, 2023; 1,016 Restricted Stock Units granted on February 27, 2020 that vest 100% on February 15, 2023; 1,598 Restricted Stock Units granted on February 25, 2021 that vest 50% each year on February 15, 2023 and 2024; and 3,301 Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025.
For Mr. Merrywell represents 988 shares of Restricted Stock granted on March 27, 2019 that vest 100% on March 27, 2023; 1,632 Restricted Stock Units granted on February 27, 2020 that vest 100% on February 15, 2023; 2,658 Restricted Stock Units granted on February 25, 2021 that vest 50% each year on February 15, 2023 and 2024; and 5,021 Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025.
For Mr. McDonald, represents 1,491 shares of Restricted Stock granted on March 27, 2019 that vest 100% on March 27, 2023; 1,057 Restricted Stock Units granted on February 27, 2020 that vest 100% on February 15, 2023; 1,648 Restricted Stock Units granted on February 25, 2021 that vest 50% each year on February 15, 2023 and 2024; and 3,378 Restricted Stock Units granted on February 24, 2022 that vest one-third each year on February 15, 2023 and 2024, and February 14, 2025.
(2)	Amounts shown are calculated using the closing price of Columbia’s common stock on Nasdaq on December 31, 2022 of $30.13 per share.
(3)
Actual amounts vested and earned, if any, depend on actual performance against the performance measures for the 2020-2022 performance period that ends December 31, 2022, the 2021-2023 performance period that ends December 31, 2023 and the 2022-2024 performance period that ends December 31, 2024, respectively. For Mr. Stein, represents 27,675 Performance Stock Units granted on February 27, 2020, 23,580 Performance Stock Units granted on February 25, 2021 and 43,320 Performance Stock Units granted on February 24, 2022. For Mr. Deer, represents 6,315 Performance Stock Units granted on April 27, 2020, 4,290 Performance Stock Units granted on February 25, 2021 and 5,880 Performance Stock Units granted on February 24, 2022. For Mr. Eid, represents 4,605 Performance Stock Units granted on February 27, 2020, 3,600 Performance Stock Units granted on February 25, 2021 and 4,980 Performance Stock Units granted on February 24, 2022. For Mr. Merrywell, represents 7,425 Performance Stock Units granted on February 27, 2020, 6,000 Performance Stock Units granted on February 25, 2021 and 11,310 Performance Stock Units granted on February 24, 2022. For Mr. McDonald, represents 4,800 Performance Stock Units granted on February 27, 2020, 3,720 Performance Stock Units granted on February 25, 2021 and 5,040 Performance Stock Units granted on February 24, 2022.

2022 Option Exercises and Stock Vested
Name	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Clint E. Stein	11,573	410,072
Aaron James Deer	2,345	86,179
Eric J. Eid	5,092	180,573
Christopher M. Merrywell	6,427	229,530
Andrew L. McDonald	11,729	410,757
(1)
For Mr. Stein, represents the fair market value 1,662 shares of Restricted Stock granted in 2018 that vested on February 28, 2022; 1,370 shares of Restricted Stock granted in 2019 that vested on March 27, 2022; 3,134 Restricted Stock Units granted in 2020 that vested on February 15, 2022; and 2,587 Restricted Stock Units granted in 2021 that vested on February 15, 2022.

For Mr. Deer, represents the fair market value of 1,393 shares of Restricted Stock Units granted in 2020 that vested on February 15, 2022 and 952 Restricted Stock Units granted in 2021 that vested on February 15, 2022.
For Mr. Eid, represents the fair market value of 1,500 shares of Restricted Stock granted in 2018 that vested on February 28, 2022; 580 shares of Restricted Stock granted in 2019 that vested on March 27, 2022; 1,016 Restricted Stock Units granted in 2020 that vested on February 15, 2022; and 799 Restricted Stock Units granted in 2021 that vested on February 15, 2022.
For Mr. Merrywell, represents the fair market value of 1,662 shares of Restricted Stock granted in 2018 that vested on February 28, 2022; 592 shares of Restricted Stock granted in 2019 that vested on March 27, 2022; 1,633 Restricted Stock Units granted in 2020 that vested on February 15, 2022; and 1,330 Restricted Stock Units granted in 2021 that vested on February 15, 2022.
For Mr. McDonald, 1,107 shares of Restricted Stock granted in 2018 that vested on February 28, 2022; 894 shares of Restricted Stock granted in 2019 that vested on March 27, 2022; 6,000 Restricted Stock Units granted in 2020 that vested on January 22, 2022; 1,057 Restricted Stock Units granted in 2020 that vested on February 15, 2022; and 826 Restricted Stock Units granted in 2021 that vested on February 15, 2022.
Post-Employment and Termination Benefits
The following is a discussion regarding the post-employment and termination arrangements currently in place for the Named Executives. The amounts are based on the maximum amounts that could be paid under these arrangements.
On October 11, 2021, we entered into the Merger Agreement to combine with Umpqua, which closed on February 28, 2023. For information regarding the amounts that became payable to our NEOs in connection with the combination, please see our Current Report on Form 8-K, dated March 1, 2023, and the joint proxy statement/prospectus, dated December 3, 2021, relating to the combination, each as filed with the SEC.
2023 Proxy Statement	36

2022 Nonqualified Deferred Compensation
The following table provides information regarding nonqualified deferred compensation paid to the Named Executives during fiscal year 2022.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Clint E. Stein	—	—	31,811	—	608,249
Aaron James Deer	138,143	11,051	6,856	—	185,790
Eric J. Eid	—	—	—	—	—
Christopher M. Merrywell	—	—	—	—	—
Andrew L. McDonald	143,000	11,440	13,033	—	325,289
(1)
Amounts were deferred in 2022 under the 2016 Deferred Compensation Plan for Mr. Deer and under the Amended and Restated 2005 Deferred Compensation Plan for Mr. McDonald, which are described below under “Deferred Compensation Plans.” The amounts for Mr. Deer and Mr. McDonald are reflected in the salary column of the Summary Compensation Table.

(2)
The interest rate during the 2022 fiscal year was the three-month LIBOR rate plus 3.58%. The Plan Administrator annually reviews for appropriateness the calculation of the rate of interest (the “Interest Crediting Rate”) that is applied to a participant’s DCA in the applicable Deferred Compensation Plan. The Interest Crediting Rate is adjusted quarterly for fluctuations in the three-month LIBOR rate. Plan participants are notified of any adjustments to the Interest Crediting Rate.

On the last date of each month, each participant’s DCA is credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance of the DCA in the DCA for that month. The credited amount is treated as part of the credit balance for all purposes under each of the Deferred Compensation Plans. As used herein, the average balance in a DCA for a month is equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (ii) the number of days in such month.
(3)
For Mr. Stein includes amounts previously reported in the Summary Compensation Table for 2021 ($97,786), 2020 ($53,789), 2019 ($52,088), 2018 ($56,891), 2017 ($39,323), 2016 ($47,346), 2015 ($41,223), 2014 ($35,132), 2013 ($25,407) and 2012 ($16,005). For Mr. Deer includes amounts previously reported in the Summary Compensation Table for 2021 ($29,447). For Mr. McDonald includes amounts previously reported in the Summary Compensation Table for 2021 ($2,466), 2020 ($4,293), 2019 ($4,282), 2018 ($2,989), 2017 ($2,027), 2016 ($1,971), 2015 ($985), 2014 ($106), 2013 ($464), 2012 ($1,118), 2010 ($5,562), 2009 ($5,191), 2008 ($6,799), 2007 ($2,072), 2006 ($9,733), 2005 ($11,149) and 2004 ($35,000).

Deferred Compensation Plans. The Board adopted the 2005 Deferred Compensation Plan for certain directors, a select group of senior management and key employees, as designated by resolution of the Board. The 2005 Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the 2005 Deferred Compensation Plan.Designated officers or key employees may elect to defer annually under the 2005 Deferred Compensation Plan up to 50% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses or other incentive compensation. In October 2016, the Board and the Committee approved an Amended and Restated 2005 Deferred Compensation Plan, which froze the 2005 Deferred Compensation Plan to new participants effective as of October 26, 2016, and a 2016 Deferred Compensation Plan.
Except as noted below, the 2016 Deferred Compensation Plan is substantially the same as the Amended and Restated 2005 Deferred Compensation Plan.
Distribution Election Notice. At the time a participant first makes an election to defer covered compensation, he or she must deliver to the Company a signed “distribution election notice” in which he or she elects to receive distributions of the credit balance in his or her DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed 120 months. A participant may change such election from time to time; however, if a distribution election notice is delivered to the Company less than 12 calendar months before the month in which distributions begin, such notice will not be effective and the Company will instead treat the distribution election notice that was last delivered to the Company before such 12 calendar month period as the effective notice.
Distributions Upon Retirement or Disability. The Company will distribute the credit balance in a DCA maintained for a participant at the time he or she retires or becomes disabled as either a single lump sum or monthly installment payments, as elected by the participant. If the participant has elected a single lump-sum distribution, such distribution will be made within 90 days after the date that a participant retires or becomes disabled. If the participant has elected monthly installment payments, such distribution will be made on the first day of each month, beginning with the first day of the third month following the month in which a participant retires or becomes disabled and continuing until the full amount of the DCA maintained for the participant has been distributed. Until the DCA has been distributed in full, interest will continue to be credited to the DCA. The monthly installment payments will be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if the participant dies after monthly installment payments of the credit balance in the DCA maintained for him or her have begun, then the remaining credit balance in the DCA will be distributed to his or her designated beneficiary in a single lump sum within 30 days after the Company receives notice that the participant has died.
37	2023 Proxy Statement

Lump-Sum Distributions Upon Termination of Employment Other Than Because of Disability or Retirement or if DCA is Less Than $25,000. The Amended and Restated 2005 Deferred Compensation Plan provides that, notwithstanding a participant’s election to receive a distribution of the credit balance in the DCA maintained for him or her in the form of monthly installment payments, such credit balance will be distributed to the participant in a single lump sum within 90 days after the date on which he or she terminates his or her services or employment with the Company, if (i) such termination of services or employment is for any reason other than because he or she retires or becomes disabled, or (ii) if the credit balance of the DCA maintained for him or her does not exceed $25,000.
Unlike the Amended and Restated 2005 Deferred Compensation Plan, the 2016 Deferred Compensation Plan permits participants to elect installment payments for any termination of employment, rather than only on a termination due to retirement or disability. If a participant’s services or employment with the Company is terminated because of his or her death, the credit balance in the participant’s DCA will be distributed to his or her designated beneficiary.
2022 Pension Benefits
Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Clint E. Stein	SERP	17	1,086,913	—
Andrew L. McDonald	SERP	18	3,011,096	—
(1)
Under the terms of the SERP, executives must, in addition to other conditions, be fully vested to receive benefits. Full vesting is based on a 20-year schedule. As of December 31, 2022, Mr. McDonald was eligible to receive 92.5% of his target benefit amount upon a voluntary termination. Mr. Stein will first become eligible to receive vested benefits upon a voluntary termination at age 55. Named Executives must have at least ten years of service with the Company and have reached age 55 in order to receive benefits upon a voluntary termination that occurs prior to reaching the standard retirement age of 65.

(2)
The estimated maximum annual retirement benefit payable under the SERP for the Named Executives upon achieving age 65 is $270,000 for Mr. Stein and $259,624 for Mr. McDonald assuming a single life annuity.

Legacy Supplemental Executive Retirement Plan. Over the years, Columbia has maintained a SERP for certain executive officers of Columbia to provide retirement benefits to those officers. Where a participant has 20 years of service and is therefore fully vested, the SERP is designed to provide lifetime retirement benefits equal to 60% of the average of the three highest years of base salary (which we refer to as the “SERP formula”), with an annual two percent cost of living adjustment to benefit payments. Prior to 2015, the SERP benefits available to each participant were calculated based on a fixed dollar amount set forth in the Named Executive’s SERP, which was intended to approximate the SERP formula. In 2015, in order to better account for fluctuations in the participant’s base salary over time, the Company amended the SERP to provide that the SERP benefit available to each participant would instead equal the SERP formula described above. On September 27, 2017, the Committee approved an amendment to the SERP, which revised the vesting schedule from vesting on an annual basis to vesting on a monthly basis in order to conform vesting to the methodology for determining early retirement benefits under the SERP.
Each SERP includes a number of restrictions on payment, including a requirement, subject to certain exceptions, that the Named Executive attain age 65. Each Named Executive’s SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the Named Executive’s benefit. These potential adjustments include provisions for early retirement subject to the early commencement reduction factor of 5% for each year that the benefit is paid prior to reaching age 65, payable upon reaching age 55, with a minimum of ten years of credited service, and a 2% annual inflation adjustment to benefit payments. As of December 31, 2022, Mr. McDonald was eligible for early retirement benefits. Named Executives terminated pursuant to a change-in-control of Columbia will be vested in the benefit that the executive would have received had the Named Executive remained employed by Columbia until reaching the normal retirement age. In the event the Named Executive becomes disabled, the executive will be 100% vested, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the Named Executive violates non-competition requirements or if the Named Executive is terminated for cause or resigns voluntarily before reaching the normal retirement age and does not have ten years of service or before achieving 100% vesting. Under the terms of each SERP, the Named Executive and the Company will cooperate and use all reasonable efforts, in compliance with applicable law, to minimize the amount of any excise tax imposed by Section 4999 of the Internal Revenue Code.
The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased Bank-Owned Life Insurance (“BOLI”) policies on the lives of the Named Executives and other officers and intends to use income from these policies to offset SERP benefit expenses. The BOLI policies, through the split dollar life insurance agreements with the Named Executives, provide a death benefit equal to three times the executive’s then current base salary and approximately ten times the projected benefit at normal retirement age of the executive’s SERP. The agreements take into account any other life insurance policies purchased by and owned by the Company that pay benefits to the participant’s beneficiary at death. This split dollar benefit is payable to the Named Executive’s beneficiaries if the executive dies while employed with the Company, in which case the executive (and his or her beneficiaries) would not be entitled to any benefits under the SERP. If the Named Executive retires or terminates employment for any reason other than death, then the executive and his or her beneficiaries forfeit any benefits under the split dollar agreement, and all proceeds from the BOLI policies are instead paid to the Company.
2023 Proxy Statement	38

The income generated from the BOLI policies is projected to, on a cumulative basis, substantially offset the ongoing costs of the SERP program. This projection includes assumptions related to future BOLI policy performance, the Bank’s cost of funds and discount rates applicable to the SERP program. Any excess revenue generated from the BOLI will be used to offset other employee benefit costs. BOLI is not a permissible bank investment but BOLI may be purchased in order to offset employee benefit expenses pursuant to the authority granted by the “Interagency Statement on the Purchase and Risk Management of Life Insurance,” dated December 7, 2004 and described for State-Chartered Federal Reserve member banks in Supervisory Letter SR 04-19.
As described below, the Company had previously entered into Unit Plans with each of Messrs. Stein and McDonald in lieu of a SERP. In 2013, the Company entered into SERPs with Messrs. Stein and McDonald, and their respective Unit Plans were frozen to new contributions. Payments under each Unit Plan were postponed until benefits are drawn from the Named Executive’s SERP (and the SERP benefits will be reduced by the amount that is attributable to the respective Unit Plan).
Executive Agreements and LTIP Treatment
Long-Term Incentive Awards Change-in-Control Treatment. In the event of a change-in-control, all unvested awards will vest in full as of the date of the closing of such change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.
Arrangements with Mr. Stein
Pre-Merger Employment Agreement
The Company and Columbia Bank entered into the Pre-Merger Employment Agreement with Mr. Stein. The Pre-Merger Employment Agreement, which had a term of three years, provided that Mr. Stein’s compensation would consist of an annual base salary of $800,000, a target annual bonus opportunity of 80% of annual base salary and an annual target long-term incentive opportunity of 120% of annual base salary. In 2021 and 2022, the Committee, with the input of the independent directors of the full Board, approved increases to Mr. Stein’s compensation such that it consisted of an annual base salary of $890,000, a target annual bonus opportunity of 90% of annual base salary and an annual target long-term incentive opportunity of 130% of annual base salary; these changes are discussed in further detail under “Base Salary,” “Annual Cash Incentive Compensation” and “2022 Target Long-Term Equity Incentive Award Opportunities.”
During the term of his employment with the Company and Columbia Bank, Mr. Stein was entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives. Pursuant to the Pre-Merger Employment Agreement, Mr. Stein’s base salary for purposes of determining benefits under his SERP was frozen at $450,000. Mr. Stein otherwise continued to participate in his SERP, and remained eligible for benefits under his Unit Plans, in accordance with their terms.
If Mr. Stein’s employment had been terminated by the Company and Columbia Bank for any reason other than cause, disability or death, or if Mr. Stein had terminated employment for good reason (as those terms are defined in the Pre-Merger Employment Agreement), each of which is referred to as a “qualifying termination,” Mr. Stein would have been entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Stein’s annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.
Notwithstanding the foregoing, if Mr. Stein had experienced a qualifying termination within six months prior to, or within 24 months following, a change-in-control of the Company (as defined in the Pre-Merger Employment Agreement), Mr. Stein would have been entitled to receive (1) cash severance equal to 2.5 times the sum of Mr. Stein’s annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination and (3) subject to Mr. Stein’s execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Stein’s long-term incentive awards would have been treated in accordance with their terms. In the event such qualifying termination had occurred within six months prior to a change-in-control, upon closing of the change-in-control, Mr. Stein would have been entitled to receive change-in-control payments, less any payments that he received as a termination payment.
If Mr. Stein’s employment had terminated due to his death or disability, Mr. Stein’s legal representatives would have been entitled to receive any earned but unpaid bonus for a prior fiscal year and Mr. Stein’s long-term incentive awards would have been treated in accordance with their terms.
Mr. Stein was subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.
CEO Agreement
On October 11, 2021, the Company and Columbia Bank entered into an employment agreement with Mr. Stein, effective as of the closing of our combination with Umpqua, which replaced the Pre-Merger Employment Agreement and pursuant to which Mr. Stein currently serves as President and Chief Executive Officer of the Company and Umpqua Bank (the “CEO Agreement”). The
39	2023 Proxy Statement

CEO Agreement, which has a term of five years following the closing (which occurred on February 28, 2023), provides that Mr. Stein’s compensation will consist of an annual base salary of $1,150,000, a target annual bonus opportunity of 100% of annual base salary and an annual target long-term incentive opportunity of 200% of annual base salary.
During the term of his employment with the Company and Umpqua Bank, Mr. Stein will be entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives. Pursuant to the CEO Agreement, Mr. Stein’s base salary for purposes of determining benefits under his SERP will be frozen at $450,000. Mr. Stein otherwise will continue to participate in his SERP, and remain eligible for benefits under his Unit Plans, in accordance with their terms.
If Mr. Stein’s employment is terminated by the Company and Umpqua Bank for any reason other than cause, disability or death, or if Mr. Stein terminates employment for good reason (as those terms are defined in the CEO Agreement), each of which is referred to as a “qualifying termination,” Mr. Stein will be entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Stein’s annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.
Notwithstanding the foregoing, if Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following, a change-in-control of the Company (as defined in the CEO Agreement), Mr. Stein will be entitled to receive (1) cash severance equal to 2.5 times the sum of Mr. Stein’s annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination and (3) subject to Mr. Stein’s execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Stein’s long-term incentive awards will be treated in accordance with their terms. In the event such qualifying termination occurs within six months prior to a change-in-control, upon closing of the change-in-control, Mr. Stein would be entitled to receive change-in-control payments, less any payments that he received as a termination payment.
If Mr. Stein’s employment is terminated due to his death or disability, Mr. Stein’s legal representatives will be entitled to receive any earned but unpaid bonus for a prior fiscal year.
Mr. Stein is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.
The following table shows the maximum amounts that could be payable to Mr. Stein under his Pre-Merger Employment Agreement, which was in effect during the 2022 fiscal year, in each termination scenario set forth below, and (i) is based on his salary at December 31, 2022; and (ii) assumes the triggering event was December 31, 2022.
	2022 Termination/Change-in-Control Payments – Clint E. Stein
	Death	Disability	Voluntary Termination For Good Reason (Not Due to CIC)	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC(1)	Retirement
Employment Agreement(2)	$—	$—	$1,780,000	$1,780,000	$—	$—
Annual Incentive(3)	—	—	1,602,000	1,602,000	801,000	—
CIC Termination Payment(4)	—	—	—	—	4,227,500	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(5)	9,149,960	2,042,533*	—	1,819,096*	2,140,113*	—
Bank-Owned Life Insurance(6)	2,670,000	—	—	—	—	—
Healthcare and Other Benefits(7)	—	—	48,874	48,874	61,093	—
FMV of Accelerated Equity Vesting(8)	3,598,788	3,598,788	2,111,028	2,111,028	3,598,788	—
Total	$15,418,748	$5,641,321	$5,541,902	$7,360,998	$10,828,494	$—
* Reflects the lump-sum value of the benefit to be paid out following the triggering event under the terms of the applicable plan.
(1)
In the event Mr. Stein was terminated without cause, or he voluntarily terminated for good reason, within six months prior to a change-in-control, upon closing of the change-in-control, he would be entitled to receive change-in-control payments, less any payments that he received as a termination payment.

(2)	Represents two times Mr. Stein’s annual salary in the year of termination payable in equal installments over two years following termination.
(3)
For voluntary termination for good reason and termination without cause, represents the prorated portion of any incentive payment earned during the year of termination payable in a lump sum; provided that, if such termination is due to change-in- control, represents the prorated portion of Mr. Stein’s target annual incentive.

(4)
For termination due to change-in-control, represents 2.5 times the sum of Mr. Stein’s annual salary in the year of termination and target annual incentive, payable in equal monthly installments over a 30-month period following termination.

2023 Proxy Statement	40

(5)
Reflects the benefits to which Mr. Stein would be entitled under his SERP (or split dollar life insurance benefits calculated based on SERP benefits) and under his Unit Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See “Pension Benefits” and “Unit Plans” above for more details regarding these benefits. Mr. Stein may elect a single lifetime annuity or a joint and survivor annuity.

Benefits on Death. Death benefits are not payable pursuant to the SERP unless Mr. Stein has selected a joint and survivor annuity; however, in the event of Mr. Stein’s death while employed, a Split Dollar Agreement provides a one-time lump-sum benefit of a stated dollar amount calculated as ten times his current annual base salary. Amounts also include the benefits that Mr. Stein would be entitled to under his Unit Plan, which would not reduce the benefits payable under his SERP. Mr. Stein’s Unit Plan provides for $24,996 annually for ten years following death. In the event that Mr. Stein dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.
Benefits on Disability. In the event that Mr. Stein becomes disabled, the amount represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that Mr. Stein would expect to receive had he remained employed until normal retirement age.
Benefits on Termination without Cause or Due to CIC. Upon a termination without cause or due to a change-in-control, benefits are payable in a lifetime annuity.
(6)	Represents the amount equal to three times base salary as of the date of death that would be due to Mr. Stein’s beneficiaries under a bank-owned life insurance policy payable by the insurer.
(7)
Represents the value of continued employer-paid health and welfare benefits for two years following termination (or in the event of a termination due to change-in-control, for 30 months following termination).

(8)
In the case of death, disability or termination in connection with a change-in-control, represents the fair market value of unvested equity awards with performance shown at stretch performance. In the case of a voluntary termination for good reason or a termination without cause not in connection with a change-in-control, represents the fair market value of a prorated portion of the unvested equity awards with performance shown at stretch performance. Fair market value was determined based on the closing price of Columbia’s common stock on Nasdaq on December 31, 2022 of $30.13 per share.

Change-in-Control Agreements. Columbia Bank has entered into change-in-control agreements with Messrs. Stein, Deer, Eid, Merrywell and McDonald. Mr. Stein’s Pre-Merger Employment Agreement superseded the change-in-control agreement effective as of January 1, 2020. Mr. Merrywell entered into a change-in-control agreement effective January 1, 2020 in connection with his appointment as Chief Operating Officer. Mr. Eid entered a change-in-control agreement effective March 2, 2020, which replaced his prior change-in-control group plan agreement. Mr. Deer entered into a change-in-control agreement effective May 7, 2020 in connection with the commencement of his employment and appointment as Chief Financial Officer. Mr. McDonald entered into a change-in-control agreement effective May 23, 2019 which replaced his prior change-in-control agreement.
The agreements contain provisions, similar to those contained in Mr. Stein’s Pre-Merger Employment Agreement and CEO Agreement discussed above, that require payments in the event of termination of employment without cause or by the Named Executive for good reason within 365 days (or, for Mr. McDonald, 730 days) following a change-in-control (as defined in the agreements) or termination of employment without cause prior to the change-in-control at any time from and after 60 days prior to the public announcement of a transaction that will result in a change-in-control, provided that the change-in-control occurs within 18 months of the executive’s termination date.
Under the agreements, the Named Executives are entitled to (i) receive their base salary for terms of two years; (ii) accelerated vesting of options; (iii) removal of restrictions on any restricted stock or other restricted securities, subject to Federal securities laws; and (iv) payment or reimbursement of certain COBRA premiums for a period of 18 months or until the NEO obtains employment that offers health benefits (and, if the termination occurs prior to the change-in-control, for the number of months the employee elected to continue healthcare coverage prior to the change-in-control). These agreements also contain a covenant that the Named Executive will not compete with Columbia or any of its subsidiaries for up to two years after the commencement of severance benefit payments, unless payments of such severance benefits are waived by the executive, and a covenant that the Named Executive will not solicit employees, customers or business partners of Columbia or any of its subsidiaries for up to two years after the commencement of severance benefit payments. The terms of the agreements are five years unless otherwise extended in writing.
Unit Plans. Columbia Bank previously entered into Unit Plans with each of Mr. Stein (in 2008), Mr. Eid (two plans, one each in 2011 and 2014), Mr. Merrywell (two plans, one each in 2015 and 2018) and Mr. McDonald (three plans, one each in 2004, 2006 and 2007). The plans were provided primarily to supplement retirement benefits in lieu of a SERP. Each separate Unit Plan provides that the Named Executive will begin receiving a monthly payment beginning the first month following the tenth anniversary of each plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event the Named Executive’s employment is terminated by the Bank without cause, or in the event Mr. Stein, Mr. Eid (under his 2011 Unit Plan) or Mr. McDonald is terminated due to disability, the executive will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of each plan. In the event Mr. Eid (under his 2014 Unit Plan) or Mr. Merrywell is terminated due to disability, the Named Executive will be entitled to receive a payment equal to the net present value of the full benefit under the Unit Plan, payable in a lump sum following such disability. In the event the employment of Mr. Eid (under his 2014 Unit Plan) or Mr. Merrywell is terminated by the Bank without cause or by the executive for good reason, in each case following a change-in-control of the Bank, the Named Executive will be entitled to receive either (i) a payment equal to one half the full benefit under the Unit Plan, if such termination occurs on or before the fifth anniversary of each plan or (ii) a payment equal to the full
41	2023 Proxy Statement

benefit under the Unit Plan, if such termination occurs after the fifth anniversary of each plan but on or before the tenth anniversary of each plan, in each case payable in monthly payments following the tenth anniversary of each plan. If the Named Executive leaves the employment of Columbia Bank prior to expiration during the respective ten-year period, the entire amount is forfeited. In the event of the Named Executive’s death before the tenth anniversary of the plan, the executive’s beneficiaries will receive a payment based on the prorated portion of his term of employment, payable in monthly installments following such death. For Mr. Stein, Mr. Eid (under his 2011 Unit Plan) and Mr. McDonald, there is a non-competition clause that provides that the executive’s right to receive benefits terminates if the executive works for a competitor. For Mr. Eid (under his 2014 Unit Plan) and Mr. Merrywell, there are non-competition and non-solicitation clauses that provide that the executive’s right to receive benefits terminates if the executive engages in certain competitive or solicitation activity during the executive’s employment or during the one year thereafter.
As noted above, in 2013, the Bank entered into a SERP with Messrs. Stein and McDonald. Benefits under the Unit Plans were frozen to new contributions. In the event any benefit payments due Messrs. McDonald or Stein pursuant to their respective SERP plans are to be made simultaneously with payment amounts due them pursuant to their respective Unit Plans, then any SERP benefit payments will be reduced by amounts to be paid out from their Unit Plans. The reduced SERP benefit payment will be determined by deducting the amount of the Unit Plan payments from the scheduled SERP benefit payments. Once the Unit Plan benefit payment periods expire, retirement benefit payments under the SERP plan will no longer be reduced.
SERP. Messrs. Stein and McDonald both participate in the Company’s SERP. Mr. McDonald was eligible to retire as of December 31, 2020. For a description of Mr. McDonald’s SERP entitlement, see “Post-Employment and Termination Benefits—Legacy Supplemental Executive Retirement Plan.”
The tables below show the maximum amounts that could be paid to Messrs. Deer, Eid, Merrywell and McDonald under their respective agreements, which are based on (i) the executive’s salary at December 31, 2022; and (ii) assumes the triggering event was December 31, 2022.
	2022 Termination/Change-in-Control Payments – Aaron James Deer
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change-in-Control Agreement(1)	$—	$—	$—	$840,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(2)	—	—	—	—	—
Bank-Owned Life Insurance(3)	1,260,000	—	—	—	—
Healthcare and Other Benefits(4)	—	—	—	26,006	—
FMV of Accelerated Equity Vesting(5)	713,870	713,870	—	713,870	—
Total	$1,973,870	$713,870	$ —	$1,579,876	$ —
	2022 Termination/Change-in-Control Payments – Eric J. Eid
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change-in-Control Agreement(1)	$–	$—	$—	$710,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(2)	22,080*	197,723*	22,080*	25,000*	—
Bank-Owned Life Insurance(3)	1,065,000	—	—	—	—
Healthcare and Other Benefits(4)	—	—	—	36,656	—
FMV of Accelerated Equity Vesting(5)	604,619	604,619	—	604,619	261,076
Total	$1,691,699	$802,342	$22,080	$1,376,275	$261,076
* This reflects Mr. Eid’s two Unit Plans. See “Unit Plans” above for more details regarding these benefits.
2023 Proxy Statement	42

	2022 Termination/Change-in-Control Payments – Christopher M. Merrywell
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change-in-Control Agreement(1)	$—	$—	$—	$1,030,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	31,666*	395,446*	31,666*	37,500*	—
Bank-Owned Life Insurance(3)	1,545,000	—	—	—	—
Healthcare and Other Benefits(4)	—	—	—	36,209	—
FMV of Accelerated Equity Vesting(5)	1,055,575	1,055,575	—	1,055,575	—
Total	$2,632,241	$1,451,021	$31,666	$2,159,284	$ —
* This reflects Mr. Merrywell’s two Unit Plans. See “Unit Plans” above for more details regarding these benefits.
	2022 Termination/Change-in-Control Payments – Andrew McDonald***
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change-in-Control Agreement(1)	$—	$—	$—	$854,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(2)	2,391,960**	3,713,299**	216,366*	230,065*	259,624*
Bank-Owned Life Insurance(3)	1,281,000	—	—	—	—
Healthcare and Other Benefits(4)	—	—	—	29,252	—
FMV of Accelerated Equity Vesting(5)	636,768	636,768	—	636,768	269,965
Total	$4,309,728	$4,350,067	$216,366	$1,750,085	$529,589
* Reflects the annual lifetime annuity payable following the triggering event under the terms of the applicable plan. Mr. McDonald’s benefit reflects single life annuity.
** This Actuarial Equivalent amount shall be paid in a lump sum following the terms of the agreement.
*** Mr. McDonald retired effective March 1, 2023.
(1)	Represents two times each Named Executive’s annual base salary payable in equal monthly installments for two years following the termination date.
(2)
Reflects the benefits to which each Named Executive would be entitled under their SERPs (or split dollar life insurance benefits calculated based on SERP benefits) and, in the case of Mr. McDonald, under his Unit Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See “Pension Benefits” and “Unit Plans” above for more details regarding these benefits. The Named Executives may elect a single lifetime annuity or a joint and survivor annuity.

Benefits on Death. Death benefits are not payable pursuant to the SERP; however, in the event of death of a Named Executive while employed, a Split Dollar Agreement provides a one-time lump sum benefit of a stated dollar amount calculated as ten times the projected annual SERP benefit at normal retirement. For Mr. McDonald, amounts also include the benefits that he would be entitled to under his Unit Plans, which would not reduce the benefits payable under his SERP. Mr. McDonald’s Unit Plan provides for $74,988 annually for ten years following death. In the event that Mr. McDonald dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.
Benefits on Disability. In the event of disability, represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that the Named Executive would expect to receive had he or she remained employed until normal retirement age.
Benefits on Termination without Cause or Due to CIC. Upon a termination without cause or due to a change-in-control, benefits are payable in a one-time lump sum, except that for Mr. McDonald benefits are payable in a lifetime annuity.
Retirement Benefits. Mr. McDonald was eligible to retire as of December 31, 2020 and receive benefits under his SERP payable in a lifetime annuity.
(3)
Represents the amount equal to three times base salary as of the date of death that would be due to each Named Executive’s beneficiaries under a bank-owned life insurance policy payable by the insurer.

(4)	Represents the value of reimbursement of certain COBRA premiums for 18 months following termination.
(5)
Represents the fair market value of unvested equity awards (or, for Messrs. Eid and McDonald in the case of retirement, represents a prorated portion of Performance Stock Units) based on the closing price of Columbia’s common stock on Nasdaq on December 31, 2022 of $30.13 per share. Performance Stock Units are shown at stretch performance.

43	2023 Proxy Statement

Other Compensation Plans
Employee Stock Purchase Plan. We also maintain an Employee Stock Purchase Plan (the “ESPP”) that was adopted in 1995, and amended in 2000, 2006, 2009 and 2010. The ESPP was further amended in 2018 to make certain administrative updates. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions. At December 31, 2022, there were 85,646 shares available for purchase under the ESPP.
CEO Pay Ratio
Set forth below is the total annual compensation for 2022 of Mr. Stein, the median of the total annual compensation of our employees (other than Mr. Stein) and the ratio of those two values:
CEO Total Annual Compensation as reported in the Summary Compensation Table (A)	Median Total Annual Compensation of Our Employees (B)	Ratio of (A) to (B)
$4,617,338	$71,211	65 to 1
To identify our median employee, we used our entire employee population as of December 31, 2022. We measured compensation based on total gross pay for 2022 as reported to the Internal Revenue Service on Form W-2 for 2022 and annualized the compensation of all regular employees hired or rehired during 2022. In accordance with SEC rules, after identifying our median employee, we calculated 2022 total annual compensation for both our median employee and Mr. Stein using the same methodology that we use to determine our Named Executives’ total annual compensation for the Summary Compensation Table. This calculation produced the ratio shown in the table above.
2023 Proxy Statement	44

Pay versus Performance
Pay versus Performance Table
The Company believes in the importance of maintaining a strong link between executive pay and company performance. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For a complete description regarding the Company’s compensation program, please see “Compensation Discussion & Analysis.” The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to Restricted Stock Units and Performance Stock Units.
The following table sets forth the compensation for our CEO and the average compensation for our other NEOs, each as reported in the Summary Compensation Table and with certain adjustments to reflect compensation actually paid, as defined and computed in accordance with SEC rules. The table also provides information with respect to Company TSR, average TSR for the Company’s peer group, Net Income and the Company’s selected performance measure, Core Pre-tax Pre-Provision Net Revenue.
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for non-CEO NEOs(3) ($)	Average Compensation Actually Paid to non-CEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Core Pre-tax Pre-Provision Net Revenue ($)
					TSR ($)	Peer Group TSR(5) ($)
2022	4,617,338	3,995,926	1,294,835	1,241,285	82.88	106.01	250,128,000	344,995,000
2021	3,530,394	2,582,770	1,148,579	931,077	86.58	117.08	202,490,000	281,926,000
2020	3,574,309	2,927,968	1,167,507	809,584	92.24	87.90	153,532,000	278,362,000

(1)	Represents total compensation for Mr. Stein as reported in the Summary Compensation Table.
(2)
The following supplemental table presents a reconciliation of Mr. Stein’s Summary Compensation Table total to the compensation actually paid, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by Mr. Stein during the applicable year.

	Clint Stein
	2022	2021	2020
Summary Compensation Table Total ($)	4,617,338	3,530,394	3,574,309
Change in Pension Value in Summary Compensation Table ($)	—	(11,895)	(574,126)
Pension Service Cost ($)	116,334	122,839	90,492
Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	(2,068,190)	(1,481,188)	(1,277,308)
Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	1,443,589	729,368	1,147,057
Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	(153,015)	(413,518)	(22,339)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year that Vested during Covered Fiscal Year ($)	—	—	—
Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	39,870	106,770	(10,117)
Dividends or Other Earnings Paid on Option Awards and Stock Awards during Covered Fiscal Year Prior to Vesting Date ($)	—	—	—
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Covered Fiscal Year ($)	—	—	—
Compensation Actually Paid ($)	3,995,926	2,582,770	2,927,968
(3)
Includes the average total compensation for Messrs. Deer, Eid, Merrywell and McDonald in 2022 and 2021; and Messrs. Deer, Sigrist (former Chief Financial Officer), Eid, Merrywell and McDonald and Ms. Baruffi in 2020. Total compensation for non-CEO NEOs are as reported in the Summary Compensation Table.

45	2023 Proxy Statement

(4)
The following supplemental table presents a reconciliation of the average non-CEO NEO Summary Compensation Table total to the compensation actually paid, as defined and computed in accordance with Item 402(v) of Regulation S-K. However, not all of such amounts were actually earned or received by the non-CEO NEOs during the applicable year.

	NEO Averages
	2022	2021	2020
Summary Compensation Table Total ($)	1,294,835	1,148,579	1,167,507
Change in Pension Value in Summary Compensation Table ($)	—	(41,180)	(291,493)
Pension Service Cost ($)	55,668	56,288	54,442
Grant Date Fair Value of Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	(375,805)	(344,728)	(284,028)
Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Covered Fiscal Year ($)	278,227	185,874	277,804
Change in Fair Value from Prior Fiscal Year-End to Covered Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years ($)	(32,415)	(110,456)	(11,504)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Covered Fiscal Year that Vested during Covered Fiscal Year ($)	—	—	—
Change in Fair Value as of Vesting Date from Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Covered Fiscal Year ($)	20,774	36,700	(6,109)
Dividends or Other Earnings Paid on Option Awards and Stock Awards during Covered Fiscal Year Prior to Vesting Date ($)	—	—	—
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions during Covered Fiscal Year ($)	—	—	(97,035)
Compensation Actually Paid ($)	1,241,285	931,077	809,584
(5)	The peer group for this purpose is the KRX.
Description of Relationships Between Compensation and Performance
The following graph illustrates trends in “compensation actually paid,” Company TSR performance and TSR performance of the KRX over the three most recent fiscal years.
Mergers and acquisitions may be viewed with skepticism by analysts and investors until the transactions close and the anticipated benefits of the transaction are delivered by management. The Company announced two such transactions in 2021, completing the first and expanding into California just eleven days before announcing the Company’s transformational combination with Umpqua. Mergers of the size and impact of the Umpqua deal generally take longer to close, fully integrate and deliver to shareholders the previously described benefits of the combination. TSR performance can become somewhat disconnected from the actual operating performance of the Company until the merger closes and integration activities wind down. This was reflected in our TSR performance, which swung from above average in the three years preceding announcement of the Umpqua Merger (2018–2020) to below average in the year of announcement (2021). As a result, there was no TSR-based payout for the Company’s 2019 Performance Share awards, which measured Company performance over the period from January 1, 2019 through December 31, 2021 and which paid out in 2022. Even so, overall compensation paid to our non-CEO NEOs increased in 2021. This seeming disparity was primarily attributable to the Company’s 2021 annual short-term incentive awards, 85% of the payout under which was determined by Company performance with respect to the following financial metrics: Core Pre-tax, Pre-Provision Return on Average Assets; Core Pre-tax, Pre-Provision Return on Average Tangible Common Equity; Ratio of Operating Noninterest Expense to Average Assets; and Ratio of Nonperforming Assets to period end Total Loans & Other Real Estate Owned. The Company achieved record financial results in 2021 while improving its operating leverage and maintaining pristine credit quality. As a result, the Company exceeded its target and maximum goals with respect to each of these short-term financial metrics in 2021, resulting in high annual incentive award payouts for our non-CEO NEOs despite TSR performance, which is intended to incent management for long-term performance.
2023 Proxy Statement	46

In 2022, slow regulatory approval of the Company’s combination with Umpqua extended market uncertainty related to the merger. That being said, the Company’s TSR decrease of 4.3% during the period was consistent with the KRX median decrease of 4.1%. Still, with respect to the Company’s 2020 Performance Stock Units, which measured Company performance over the period from January 1, 2020 through December 31, 2022 and which paid out in 2023, TSR performance remained below the threshold for payout so there was no TSR-based payout. Even so, overall compensation paid to our CEO and non-CEO NEOs increased in 2022. This was primarily attributable to the Company’s 2022 annual incentive award, 80% of the payout under which was determined by Company performance with respect to Core Pre-tax, Pre-Provision Net Revenue. The Company again posted record annual financial performance exceeding its target, stretch, and above stretch goals with respect to this financial metric in 2022, resulting in high annual incentive award payouts for our CEO and non-CEO NEOs despite TSR performance. Despite the increase in short-term annual incentives, the target remuneration for our CEO and most of our non-CEO NEOs remains below the respective median for the applicable roles at the companies in our Peer Group, as discussed in “The Role of Benchmarking.”

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid ($M)
Total Shareholder Return
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$140
$120
$100
$80
$60
$40
$20
$0
$2.93
$0.81
$92.24
$87.90
$2.58
$0.93
$117.08
$86.58
$4.00
$1.24
$106.01
$82.88
FY 2020
FY 2021
FY 2022
CEO CAP ($M)
Average Non-CEO NEO CAP ($M)
COLB TSR
KRX TSR

47	2023 Proxy Statement

Additionally, the following graph compares the trend in compensation actually paid to Net Income over the three most recent fiscal years. This illustrates that our compensation generally moves directionally with our Net Income.

Compensation Actually Paid vs. Net Income
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Compensation Actually Paid ($M)
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Net Income
$2.93
$0.81
$153,532
$2.58
$0.93
$202,490
$4.00
$1.24
$250,128
FY2020
FY2021
FY2022
CEO CAP ($M)
Average Non-CEO NEO CAP ($M)
Net Income

2023 Proxy Statement	48

Finally, the graph below compares the trend in compensation actually paid to Core Pre-tax, Pre-Provision Net Revenue over the three most recent fiscal years. This illustrates that our compensation generally moves directionally with our Core Pre-tax, Pre-Provision Net Revenue.

Compensation Actually Paid vs. Core PPNR
Compensation Actually Paid ($M)
Core PPNR
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$278,362
$281,926
$344,995
$2.93
$0.81
$2.58
$0.93
$4.00
$1.24
FY2020
FY2021
FY2022
CEO CAP ($M)
Average Non-CEO NEO CAP ($M)
Core PPNR

Financial Performance Measures
The performance measures that were considered the most important by the Committee in determining executive compensation for the 2022 fiscal year are:
•	Core Pre-tax, Pre-Provision Net Revenue*;
•	ROAA; and
•	TSR.
* Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
49	2023 Proxy Statement

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION
The Board and management are committed to excellence in governance and recognize the interest our shareholders have expressed in the Company’s executive compensation program. As a part of that commitment, and in accordance with SEC rules, we ask our shareholders to approve an advisory resolution on the compensation of the named executive officers, as reported in this proxy statement. This proposal, commonly known as “say-on-pay,” gives shareholders the opportunity to approve or not approve our fiscal year 2022 compensation for named executive officers. Our shareholders previously voted in favor of an annual say-on-pay vote in 2017, and our Board determined to hold an annual vote.
This vote is not intended to address any specific item of compensation, but rather to address the compensation paid to our named executive officers as disclosed in this proxy statement, which we believe reflects our overall compensation policies and procedures relating to the named executive officers. While your vote is advisory and will not be binding on the Compensation Committee or the Board, we strive to align our governance policies and practices with the interests of our shareholders. The Compensation Committee and the Board take into account the outcome of the say-on-pay vote when considering future compensation plans.
We are requesting your non-binding vote on the following resolution:
“RESOLVED, that the shareholders approve the compensation of named executive officers as described in the Compensation Discussion & Analysis and the tabular disclosures regarding Named Executive compensation (together with the accompanying narrative disclosures) in this proxy statement.”
We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Columbia’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of both individual and corporate goals and objectives, and should be focused on long-term strategies to build shareholder value. We invite you to consider the details of our executive compensation provided under “Executive Compensation—Compensation Discussion & Analysis” in this proxy statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to approve executive compensation requires the affirmative vote FOR of a majority of the shares present and voting on this matter.
The Board unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding named executive compensation (together with the accompanying narrative disclosures) in this proxy statement.
2023 Proxy Statement	50

PROPOSAL NO. 3
ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF SHAREHOLDER
VOTE ON EXECUTIVE COMPENSATION
Shareholders are being asked whether an advisory vote on executive compensation, as described in Proposal No. 2, should be held every one, two or three years. Under applicable law and implementing regulations, such a vote on the frequency of the “say on pay” vote must occur every six years.
The Board believes that an annual vote on compensation provides the highest level of accountability and direct communication, by enabling the vote on executive compensation to correspond to the majority of the information presented in the accompanying proxy statement for the applicable shareholders’ meeting. The Board also believes an annual vote better allows management and the Compensation Committee to assess how they have responded to the prior year’s vote. Administratively and from a corporate governance perspective, preparing for an annual vote would lend itself to procedural consistency from year to year.
Columbia is committed to high standards of corporate governance and accountability to shareholders, as demonstrated by our majority vote standard in uncontested director elections. The Board welcomes input from and is committed to being appropriately responsive to our shareholders, who may share their views on executive compensation or other matters with the Board or individual directors in writing as described above under “Communicating with the Board,” or in person by attending our annual meeting of shareholders.
Because this vote is advisory, it will not be binding upon the Board of Directors or the Compensation Committee. However, the Compensation Committee values the views that our shareholders express through voting and will take into account the outcome of the vote in determining the frequency for holding a shareholder vote on executive compensation. Such decision will be published in a Form 8-K to be filed by the Company no later than 150 days after the date of the 2023 Annual Meeting.
Vote Required and Board Recommendation
The frequency of the vote on executive compensation will be based upon which option receives the greatest number of votes. Shareholders will have the opportunity to vote for one year, two years, three years, or to abstain.
For the reasons described above, the Board unanimously recommends a vote “FOR” the option of “ONE YEAR” for the frequency of future advisory (non-binding) shareholder votes on executive compensation. Your vote is to choose the frequency of the vote (one, two or three years), not to approve or disapprove the Board’s recommendation.
51	2023 Proxy Statement

INFORMATION ABOUT EXECUTIVE OFFICERS
The following is information as of the Record Date of March 21, 2023, about our executive officers who are not directors or nominees for director of Columbia, including employment history for the last five years. All executive officers are appointed annually and serve at the discretion of the Board.
Drew Anderson, age 37, serves as Chief Administrative Officer of Columbia and Executive Vice President, Chief Administrative Officer of Umpqua Bank, positions he has held, respectively, since March 1, 2023 and September 30, 2022. He joined Umpqua Bank in 2010 as an auditor, holding a number of increasingly senior roles including Director of Investor Relations and Chief Data Officer. He was promoted to the new position of Senior Vice President, Chief Administrative Officer of Umpqua and Umpqua Bank in June 2021.
Kumi Yamamoto Baruffi, age 52, serves as General Counsel and Corporate Secretary of Columbia and Executive Vice President, General Counsel and Corporate Secretary of Umpqua Bank. She previously served as Executive Vice President, General Counsel and Corporate Secretary of Columbia and Columbia Bank from September 2014 through February 2023.
Sheri Burns, age 55, serves as Chief Human Resources Officer of Columbia, and Executive Vice President, Chief Human Resources Officer of Umpqua Bank, positions she has held, respectively, since March 1, 2023 and January 2014. Previously, she served as Executive Vice President, Chief Human Resources Officer||Chief People Officer of Umpqua since January 2014.
Aaron James Deer, 54, serves as Chief Strategy and Innovation Officer of Columbia and Executive Vice President, Chief Strategy and Innovation Officer of Umpqua Bank. He previously served as Executive Vice President, Chief Financial Officer of Columbia and Columbia Bank from April 2020 to February 28, 2023. Prior to Columbia, he was a Managing Director and Senior Research Analyst at Piper Sandler, and a Managing Director in the equity research department of Sandler O’Neill + Partners, where he covered West Coast financial institutions since 2007.
David Moore Devine, age 45, serves as Chief Marketing Officer of Columbia and Executive Vice President, Chief Marketing Officer of Umpqua Bank. Prior to the Umpqua Merger, from January 2020 through February 2023, he served as Executive Vice President, Chief Marketing and Experience Officer of Columbia and Columbia Bank, and from March 2011 through December 2019, he served as Senior Vice President and Director of Marketing.
Lisa Dow, age 63, serves as Chief Risk Officer of Columbia and Executive Vice President, Chief Risk Officer of Umpqua Bank. Prior to the Umpqua Merger, from March 2018 through February 2023, she served as Executive Vice President, Chief Risk Officer of Columbia and Columbia Bank. Ms. Dow joined Columbia Bank as Senior Vice President and Credit Administrator in April 2013, when Columbia acquired West Coast Bancorp, where she served as Senior Vice President and Regional Credit Administrator & Credit Services Manager.
Ronald (Ron) Farnsworth, age 53, serves as Chief Financial Officer of Columbia and Executive Vice President, Chief Financial Officer of Umpqua Bank, positions he has held, respectively since March 1, 2023 and January 2008. Previously, he served as Executive Vice President and Chief Financial Officer of Umpqua since January 2008 and as Principal Financial Officer of Umpqua since May 2007.
Christopher (Chris) Merrywell, age 57, serves as Senior Executive Vice President of Columbia and President of Consumer Banking of Umpqua Bank. Previously, from January 2020 through February 2023, he served as Executive Vice President, Chief Operating Officer of Columbia and Columbia Bank, and from February 2017 to his promotion to the executive team, he served as Executive Vice President, Chief Consumer Banking Officer of Columbia Bank. He joined Columbia Bank as Director of Wealth Management in October 2012.
Frank Namdar, age 57, serves as Chief Credit Officer of Columbia and Executive Vice President, Chief Credit Officer of Umpqua Bank, positions he has held, respectively since March 1, 2023 and November 2018. He previously served as Executive President, Chief Credit Officer of Umpqua from November 2018 through February 2023, and as senior credit officer at Umpqua Bank from 2012 to 2018.
Torran (Tory) Nixon, age 61, serves as Senior Executive Vice President of Columbia and President of Commercial Banking for Umpqua Bank. He previously served as President of Umpqua Bank from June 2020 through February 2023, and from April 2018 to his promotion to President, he served as Senior Executive Vice President/Chief Banking Officer for Umpqua Bank. He previously served as Umpqua Bank’s Executive Vice President/Head of Commercial & Wealth from October 2016 to April 2018 and Executive Vice President/Commercial Banking from November 2015 to October 2016.
Andrew Ognall, age 51, serves as Integration Management Office (IMO) General Counsel of Columbia, and Executive Vice President/IMO General Counsel of Umpqua Bank, positions he has held since March 1, 2023. Previously, he served as Executive Vice President, General Counsel and Corporate Secretary of Umpqua and Umpqua Bank, positions he held since April 2014.
2023 Proxy Statement	52

Lisa White, age 40, serves as Principal Accounting Officer (PAO) and Corporate Controller of Columbia, and Executive Vice President, Corporate Controller of Umpqua Bank, positions she has held, respectively, since March 1, 2023 and January 2020. She previously served as Umpqua’s Executive Vice President, PAO and Corporate Controller from January 2020 through March 2023, and as Umpqua Bank’s Senior Vice President/Bank Controller from April 2015 to January 2020.
Following the closing of the Umpqua Merger and effective on March 1, 2023, Eric Eid, the former Executive Vice President, Chief Innovation and Technology Officer of Columbia and Columbia Bank, was appointed the Chief Integration Officer of Umpqua.
STOCK OWNERSHIP
Beneficial Ownership of Directors and Executive Officers
The following table shows, as of March 6, 2023, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table above; and (c) all of our directors and executive officers (including those not named in the Summary Compensation Table) as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and/or investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC.
Name	Position	Number of Shares (1)	Percentage
Named Executive Officers
Clint E. Stein	Director, President and Chief Executive Officer	47,925(2)	*
Aaron James Deer	Former Executive Vice President, Chief Financial Officer**	22,182	*
Eric J. Eid	Former Executive Vice President, Chief Digital & Technology Officer**	23,325(3)	*
Andrew L. McDonald	Former Executive Vice President, Chief Credit Officer**	48,952	*
Christopher M. Merrywell	Former Executive Vice President, Chief Operating Officer**	13,183(4)	*
Directors (excluding President/CEO)
Cort L. O’Haver	Executive Chair	154,767	*
Craig D. Eerkes	Lead Independent Director	22,613(5)	*
Mark A. Finkelstein	Director	16,288	*
Eric S. Forrest	Director	16,060	*
Peggy Y. Fowler	Director	67,211(6)	*
Randal L. Lund	Director	12,121	*
Luis F. Machuca	Director	51,918	*
S. Mae Fujita Numata	Director	23,113(7)	*
Maria M. Pope	Director	38,066	*
John F. Schultz	Director	29,283	*
Elizabeth W. Seaton	Director	18,288	*
Hilliard C. Terry, III	Director	39,972	*
Anddria Varnado	Director	15,352	*
All directors and executive officers as a group (28 persons)		1,039,966	*
The address for our officers and directors is care of Columbia Banking System, Inc., 1301 A Street, Suite 800, Tacoma, Washington 98402
* Represents less than 1% of outstanding common stock.
** Effective following the closing of the Umpqua Merger on February 28, 2023, Mr. McDonald retired, and Messrs. Deer, Eid and Merrywell no longer serve in their listed positions. See “Information About Executive Officers”
(1)	For all directors excluding Mr. O’Haver and Mr. Stein, includes 648 unvested time-based restricted stock awards for which the individual has voting but not investment power.
(2)	For Mr. Stein, includes 2,284 unvested time-based restricted stock awards for which he has voting but not investment power and 39,375 shares held jointly with spouse.
(3)	For Mr. Eid, includes 967 unvested time-based restricted stock awards for which he has voting but not investment power and 3,789 shares held jointly with spouse.
53	2023 Proxy Statement

(4)	For Mr. Merrywell, includes 988 unvested time-based restricted stock awards for which he has voting but not investment power and 12,195 shares held jointly with spouse.
(5)	For Mr. Eerkes, includes 21,965 shares held jointly with spouse.
(6)	For Ms. Fowler, includes 66,563 shares held in a family trust.
(7)	For Ms. Numata, includes 825 shares held jointly with spouse.
Beneficial Owners of More Than Five Percent
As of February 28, 2023 (except as otherwise noted), immediately prior to the effective time of the Umpqua Merger, the shareholders identified in the table below beneficially owned more than 5% of the outstanding Columbia shares. To the Company’s knowledge, based on the public filings which beneficial owners of more than 5% of the outstanding shares of Columbia common shares are required to make with the SEC, there are no other beneficial owners of more than 5% of the outstanding Columbia common shares as of February 28, 2023.
Name and Address	Number of Shares (1)	Percentage
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	9,470,597	12.04%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	5,114,687	6.50%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX 78746	5,068,751	6.40%
State Street Corporation(5) 1 Lincoln Street Boston, MA 02111	4,760,187	6.05%
Franklin Mutual Advisers, LLC(6) 101 John F. Kennedy Parkway Short Hills, NJ 07078-2789	4,700,011	6.00%
(1)
Pursuant to rules promulgated by the SEC, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or direct the voting of the shares, or (ii) investment power, meaning the power to dispose of or direct the disposition of the shares.

(2)
An amended Schedule 13G filed with the SEC on February 9, 2023 for holdings as of December 30, 2022 indicates that The Vanguard Group, Inc. had sole voting power over 0 shares, shared voting power over 62,484 shares, sole dispositive power over 9,331,387 shares, and shared dispositive power over 139,210 shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares. No one person’s interest in the Columbia common shares was more than five percent of the total outstanding Columbia common shares.

(3)
An amended Schedule 13G filed with the SEC on March 8, 2023 for holdings as of February 28, 2023 indicates that BlackRock, Inc. had sole voting power over 5,043,381 shares, shared voting power over zero shares, sole dispositive power over 5,114,687 shares, and shared dispositive power over zero shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares. No one person’s interest in the Columbia common shares was more than five percent of the total outstanding Columbia common shares.

(4)
A Schedule 13G filed with the SEC on February 10, 2023 for holdings as of December 30, 2022 indicates that Dimensional Fund Advisors LP had sole voting power over 4,979,922 shares, shared voting power over zero shares, sole dispositive power over 5,068,751 shares, and shared dispositive power over zero shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares. No one person’s interest in the Columbia common shares was more than five percent of the total outstanding Columbia common shares.

(5)
A Schedule 13G filed with the SEC on February 8, 2023 for holdings as of December 31, 2022 indicates that State Street Corporation had sole voting power over zero shares, shared voting power over 4,579,504 shares, sole dispositive power over zero shares and shared dispositive power over 4,760,187 shares.

(6)
A Schedule 13G filed with the SEC on January 30, 2023 for holdings as of December 31, 2022 indicates that Franklin Mutual Advisers, LLC has sole voting power over 4,472,350 shares, shared voting power over zero shares, sole dispositive power over 4,700,011 shares and shared dispositive power over zero shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares.

2023 Proxy Statement	54

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees charged to Columbia by Deloitte & Touche LLP (“Deloitte”) for audit services rendered in connection with the audited consolidated financial statements and reports for the 2022 and 2021 fiscal years and for other services rendered during the 2022 and 2021 fiscal years.
Fee Category	Fiscal 2022	% of Total	Fiscal 2021	% of Total
Audit Fees	$2,258,000	92.3%	$1,877,266	86.8%
Tax Fees	183,015	7.5%	282,111	13.0%
All Other Fees	4,180	0.2%	4,180	0.2%
Total Fees	$2,445,195	100%	$2,163,557	100%
Audit Fees. Consists of fees billed to Columbia for professional services rendered by Deloitte in connection with the audit of our financial statements included in Columbia’s Form 10-K, review of financial statements included in Columbia’s Form 10-Qs, or services to Columbia in connection with statutory or regulatory filings or engagements, including consents.
Tax Fees. Consists of tax compliance, tax advice, and tax consulting services.
All Other Fees. Consists of accounting research subscriptions.
In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The services performed by Deloitte in 2022 and 2021 were pre-approved in accordance with the pre-approval policy outlined in the Audit Committee’s adopted charter. The policy specifies that pre-approval of all permissible auditing and non-auditing services to be provided by the Company’s independent auditors is the sole responsibility of the Audit Committee. Prior to commencing such services, pre-approval is required by the Audit Committee or as delegated to the Audit Committee Chair by the Committee.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board makes the following report, which notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit Committee meets the independence requirements as defined under Nasdaq listing standards.
The Audit Committee is governed by a charter. A copy of the charter is available in the “Overview - Governance Documents” section of our website at www.columbiabankingsystem.com. The charter was last amended effective March 1, 2023. The Audit Committee held eleven meetings during fiscal year 2022.
Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board. With respect to fiscal year 2022, the Audit Committee has:
(1)reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;
(2) discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
(3)received from Deloitte the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence;
55	2023 Proxy Statement

(4)discussed with Columbia’s internal and independent accountants the overall scope and plans for their respective audits; and
(5)met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting.
The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained Deloitte as the Company’s independent auditor for 2023. Deloitte has been the independent auditor for the Company since 1997.
The members of the Audit Committee and the Board believe that, due to Deloitte’s knowledge of the Company and its industry, it is in the best interests of the Company and its shareholders to continue retention of Deloitte to serve as the Company’s independent auditor. Although the Audit Committee has sole authority to appoint the independent auditor, the Audit Committee will continue to recommend that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent auditors.
Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the Board that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Audit Committee Members
Randal L. Lund, Chair
Eric S. Forrest
S. Mae Fujita Numata
Maria M. Pope*
John F. Schultz*
Elizabeth W. Seaton*
Hillard C. Terry, III*
* Newly appointed to the Audit Committee on March 1, 2023 following the Umpqua Merger.
2023 Proxy Statement	56

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Deloitte currently serves as our independent registered public accounting firm, and that firm has conducted the audits of our financial statements since the fiscal year ended December 31, 1997. The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2023.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for approval or ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the appointment of auditors to our shareholders for ratification. In the event our shareholders do not vote to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte, and may retain Deloitte or another firm without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interest.
Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions between Columbia or its affiliates and related persons (including directors and executive officers of Columbia and Columbia Bank, prior to the Umpqua Merger, and of Umpqua Bank, following the Umpqua Merger, or their immediate family) must generally be approved by the Audit Committee, in accordance with the policies and procedures set forth in the Related Party Transaction Policy adopted by the Board. Under the Related Party Transaction Policy, a transaction with a “related person” will be consummated only if the Audit Committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
During 2022 and continuing through the date of this proxy statement, certain directors and executive officers of Columbia and the Bank, and their immediate family members, were customers of the Bank, and it is anticipated that such individuals will continue to be customers of the Bank in the future. All transactions between the Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.
57	2023 Proxy Statement

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
Columbia’s 2022 Annual Report and Form 10-K for the year ended December 31, 2022 (which is not a part of Columbia’s proxy soliciting materials) have been filed with the SEC and are also available on our website. Copies of the 2022 Annual Report and Form 10-K will be furnished to shareholders upon request to:
Investor Relations
1301 A Street, Suite 800
P. O. Box 2156
Tacoma, WA 98402-2156
Email: shareholders@umpquabank.com
(503) 272-4100
Delivery of Documents to Shareholders Sharing an Address
In some cases, only one copy of the proxy statement or Notice, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Corporate Secretary at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of the proxy statement, annual reports or the Notice and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
2023 Proxy Statement	58

QUESTIONS AND ANSWERS ABOUT VOTING AND THE MEETING
Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
Instead of mailing a printed copy of our proxy materials to each shareholder of record, the SEC permits us to furnish proxy materials to our shareholders over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.
We mailed the Notice on April 6, 2023 to all shareholders entitled to vote at the Annual Meeting. As of the date of mailing of the Notice, all shareholders and beneficial owners have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials are available free of charge.
What is being voted on at the Annual Meeting?
At the Annual Meeting you will be asked to vote on:
Item 1: Election of 14 nominees to serve on the Board until the 2024 Annual Meeting of Shareholders or until their successors have been qualified and elected or there is a decrease in the number of directors;
Item 2: Advisory (non-binding) vote on the compensation of Columbia’s named executive officers;
Item 3: Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation; and
Item 4: Ratification (non-binding) of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
Who is entitled to vote?
Only shareholders who owned Columbia common stock, either directly or beneficially, as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote?
At the Virtual Meeting. Shares held in your name as the shareholder of record may be voted by you online at the Annual Meeting at www.virtualshareholdermeeting.com/COLB2023. Shares held beneficially in “street name” may be voted by you online at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares. Have the legal proxy available when you access the virtual meeting web page. A technical assistance phone number will be made available on the virtual meeting registration page starting at 12:45 p.m. on the date of the meeting to assist with any difficulties you might have while accessing the virtual meeting during the check-in or meeting time.
By Mail. Shareholders who ask for and receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.
By Internet before the meeting. For shares registered in your name, you may go to http://www.proxyvote.com to transmit a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on the Notice or the proxy card, as applicable. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. We must receive votes submitted before the Meeting via the Internet by 11:59 p.m. ET on May 17, 2023 and for shares held in a plan, by 11:59 p.m. ET on May 16, 2023.
By Telephone. You may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote by telephone, call 1-800-690-6903 by 11:59 p.m. ET on May 17, 2023 (for shares held in a plan, vote by 11:59 p.m. ET on May 16, 2023). Please see the instructions on the Notice or the proxy card, as applicable.
For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and as the beneficial owner, you have the right to direct your broker on how to vote.
59	2023 Proxy Statement

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number or visiting the website shown on the instruction form received from your broker or bank.
For shares in Umpqua benefit plans. You will be given the opportunity to instruct the trustee of the Umpqua Bank 401(k) and Profit Sharing Plan and the Supplemental Retirement/Deferred Compensation Plan how to vote the shares that you hold in your account. To the extent that you do not timely give such instructions, the trustee will vote all unvoted shares held in the 401(k) Plan in proportion to the voted shares, and the trustee will vote the unvoted shares in the Supplemental Retirement/Deferred Compensation Plan as recommended by the Board.
Can I revoke my proxy and/or change my vote?
Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Secretary a notice of revocation, voting again by Internet or telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), signing and returning a new proxy card with a later date, obtaining a legal proxy from the broker or other agent that holds your shares, or attending the virtual Annual Meeting and voting online. The powers of the proxy holders will be suspended if you attend the Annual Meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations?
The Board recommends a vote (i) FOR the election of the director nominees listed in this proxy statement, (ii) FOR the approval, on an advisory basis (non-binding), of the compensation of Columbia’s named executive officers, (iii) for a frequency of ONE YEAR for holding future advisory (non-binding) shareholder votes to approve executive compensation, and, (iv) FOR the ratification of Deloitte as the independent registered public accounting firm for the fiscal year 2023.
If you indicate when voting by Internet or by telephone that you wish to vote as recommended by the Board, or if you sign and return a proxy card without specific instructions as to how to vote, Cort L. O’Haver and Clint E. Stein, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. If any other matters are considered at the meeting, Mr. O’Haver and Mr. Stein will vote as recommended by the Board. If the Board does not give a recommendation, Mr. O’Haver, and Mr. Stein will have discretion to vote as they think best.
Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?
If your shares are registered in your name and you do not vote by using the Internet, by telephone or by returning a signed proxy card or do not vote online at the Annual Meeting, your shares will not be voted.
If your shares are held in “street name” and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the advisory (non-binding) approval of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors or the advisory (non-binding) vote on the compensation of Columbia’s named executive officers or the frequency of such advisory vote, your broker cannot vote your shares on these proposals.
How many votes are needed to hold the Annual Meeting?
A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes online at the virtual meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 208,436,922 shares of Columbia common stock were outstanding and eligible to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.
What vote is required to elect directors?
In an uncontested election, a nominee for election to a position on the Board will be elected as a director if the votes cast For the nominee exceed the votes cast Against the nominee (known as majority voting). The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the director resigns; and (iii) the date the Board fills the position. Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if there are shareholder nominees for director pursuant to the advance notice provision in Section 1.17 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section. You may vote For, Against, or Abstain from voting for the listed nominees. The following will not be votes cast
2023 Proxy Statement	60

and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Shareholders may not cumulate their votes in the election of directors.
What vote is required to approve the advisory (non-binding) resolution on the compensation of Columbia’s executive officers?
The affirmative vote For by a majority of those shares present online or by proxy and voting on this matter is required on the advisory (non-binding) resolution on the compensation of Columbia’s named executive officers. You may vote For, Against or Abstain from approving the advisory (non-binding) resolution to approve named executive officer compensation. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
What vote is required to determine the frequency of future advisory (non-binding) shareholder votes on executive compensation?
Shareholders must vote, in an advisory (non-binding) capacity, whether future advisory votes on executive compensation will occur every one, two or three years. The frequency receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by shareholders. Shareholders may also abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
What vote is required to ratify the appointment of the independent registered public accounting firm?
The proposal to ratify the appointment of Deloitte as Columbia’s independent registered public accounting firm will be adopted if a majority of the votes present online or by proxy and voting on this matter are cast For the proposal. You may vote For, Against or Abstain from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
Can I vote on other matters?
We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board does not know of any other matters to be brought before the Annual Meeting.
Who is soliciting my proxy and who is paying the cost of solicitation?
The Board is soliciting proxies for use at the 2023 Annual Meeting. Certain directors, officers and employees of Columbia and its banking subsidiary, Umpqua Bank, or its trust company subsidiary, Columbia Trust Company, may solicit proxies by mail, telephone, facsimile, or in person.
We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, management may, if it determines it necessary to obtain the requisite shareholder vote, retain the services of a proxy solicitation firm.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.columbiabankingsystem.com, the SEC’s website at www.sec.gov, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.
When are proposals and director nominations for the 2024 Annual Meeting due?
In order to be considered for inclusion in our proxy statement and proxy card, proposals by shareholders to transact business at Columbia’s 2024 Annual Meeting must be delivered to Columbia’s Secretary no later than December 8, 2023 and should contain such information as is required under our Bylaws. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Columbia-sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons for a director, written notice must be received by us no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2023 Annual Meeting (meaning no earlier than December 20, 2023, and no later than January 19, 2024), and should contain such information as required under our Bylaws. However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2023 Annual Meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2024 Annual Meeting or, if the first public announcement of the 2024 Annual Meeting date is less than ten days before the meeting date, notice must be delivered no later than the 10th day following the date of the Company’s first public announcement of the 2024 Annual Meeting date.
In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Columbia’s nominees must provide notice that sets forth the information
61	2023 Proxy Statement

required by Rule 14a-19 under the Exchange Act no later than March 19, 2024. To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notice of intention to present proposals at the 2024 Annual Meeting, or to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to Columbia’s Corporate Secretary, 1301 “A” Street, Tacoma, Washington 98402-4200.
WE URGE YOU TO VOTE VIA THE INTERNET OR TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE NOTICE OR REQUEST A PROXY CARD AND SIGN AND RETURN IT WHEN RECEIVED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
2023 Proxy Statement	62

Appendix A
Non-GAAP Financial Measures
The Company considers its Core Pre-tax, Pre-Provision Net Revenue and its Core Pre-tax, Pre-Provision Return on Average Assets to be important measurements as they reflect the ongoing operating leverage of the Company. Additionally, presentation of these measures allow readers to compare certain aspects of the Company’s financial success to other organizations. Despite the importance of these measures to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of Core Pre-tax, Pre-provision Net Revenue:
	Twelve Months Ended December 31,
Core pre-tax, pre-provision net revenue:	2022	2021	2020
	($ in thousands)
Income before income taxes	$317,647	$256,509	$192,392
Provision for credit losses	1,950	4,800	77,700
Provision for unfunded commitments	(500)	200	3,300
B&O taxes	6,797	5,903	4,970
Merger-related costs	19,101	14,514	—
Core pre-tax, pre-provision net revenue	$344,995	$281,926	$278,362
The following table reconciles the Company’s calculation of Core Pre-tax, Pre-Provision Return on Average Assets:
	Twelve Months Ended December 31,
Core pre-tax, pre-provision return on average assets:	2022	2021
	($ in thousands)
Income before income taxes	$317,647	$256,509
Adjustments to arrive at core pre-tax, pre-provision income:
Provision for credit losses	1,950	4,800
Provision for unfunded loan commitments	(500)	200
B&O Taxes	6,797	5,903
Merger-related expenses	19,101	14,514
Core pre-tax, pre-provision income (numerator)	$344,995	$281,926
Average assets (denominator)	$20,671,949	$18,448,135
Core pre-tax, pre-provision return on average assets (numerator / denominator)	1.67%	1.53%
A-1

Columbia Banking System, Inc.

COLUMBIA BANKING SYSTEM, INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023 for common shareholders and by 11:59 p.m. Eastern Time on May 16, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/COLB2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2023 for common shareholders and by 11:59 p.m. Eastern Time on May 16, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09664-P87858

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COLUMBIA BANKING SYSTEM, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Cort L. O'Haver	☐	☐	☐
1b. Craig D. Eerkes	☐	☐	☐
1c. Mark A. Finkelstein	☐	☐	☐
1d. Eric S. Forrest	☐	☐	☐
1e. Peggy Y. Fowler	☐	☐	☐
1f. Randal L. Lund	☐	☐	☐
1g. Luis F. Machuca	☐	☐	☐
1h. S. Mae Fujita Numata	☐	☐	☐
1i. Maria M. Pope	☐	☐	☐
1j. John F. Schultz	☐	☐	☐
1k. Elizabeth W. Seaton	☐	☐	☐
1l. Clint E. Stein	☐	☐	☐
1m. Hilliard C. Terry, III	☐	☐	☐
1n. Anddria Varnado	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To vote on an advisory (non-binding) resolution to approve the compensation of Columbia's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. To vote on the frequency (either one, two or three years) of future shareholder votes on an advisory (non-binding) resolution on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. To vote on an advisory (non-binding) resolution to appoint Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023.	☐	☐	☐

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and AR/10K are available at www.proxyvote.com.

V09665-P87858

COLUMBIA BANKING SYSTEM, INC.
Annual Meeting of Shareholders
May 18, 2023 1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. ("Columbia") hereby nominates, constitutes and appoints Cort L. O'Haver and Clint E. Stein, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the Common Stock of Columbia standing in my name and on its books on March 21, 2023 at the Annual Meeting of Shareholders to be held live via webcast at www.virtualshareholdermeeting.com/COLB2023 at 1:00 PM Pacific Time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the May 18, 2023 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED, "FOR" PROPOSAL 2, "1 YEAR" FOR PROPOSAL 3 AND "FOR" PROPOSAL 4.

Continued and to be signed on reverse side